                                                                     EXHIBIT 4.1

                                CREDIT AGREEMENT

                           DATED AS OF MARCH 13, 2003

                                      AMONG

                   DEVELOPERS DIVERSIFIED REALTY CORPORATION,

                                   AS BORROWER

                       BANC OF AMERICA SECURITIES, LLC AND
                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                  AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

                                       AND

                             BANK OF AMERICA, N.A.,

                             AS ADMINISTRATIVE AGENT

                                       AND

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                              AS SYNDICATION AGENT

                           EUROHYPO AG NEW YORK BRANCH
                                       AND
                COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES
                           AS CO-DOCUMENTATION AGENTS
                                       AND

                               THE SEVERAL LENDERS
                                      FROM
                          TIME TO TIME PARTIES HERETO,

                                   AS LENDERS

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
ARTICLE I DEFINITIONS.......................................................................     1

ARTICLE II THE CREDIT.......................................................................    19

   2.1   Commitments........................................................................    19
   2.2   Final Principal Payment............................................................    19
   2.3   Ratable Loans......................................................................    19
   2.4   Applicable Margins.................................................................    19
   2.5   Fees...............................................................................    20
   2.6   Minimum Amount of Each Advance.....................................................    20
   2.7   Optional Principal Payments........................................................    20
   2.8   Method of Selecting Types and Interest Periods for New Advances....................    20
   2.9   Conversion and Continuation of Outstanding Advances................................    21
   2.10     Changes in Interest Rate, Etc...................................................    21
   2.11     Rates Applicable After Default..................................................    22
   2.12     Method of Payment...............................................................    22
   2.13     Notes; Telephonic Notices.......................................................    22
   2.14     Interest Payment Dates; Interest and Fee Basis..................................    23
   2.15     Notification of Advances, Interest Rates and Prepayments........................    23
   2.16     Lending Installations...........................................................    23
   2.17     Non-Receipt of Funds by the Administrative Agent................................    23
   2.18     Replacement of Lenders under Certain Circumstances..............................    24
   2.19     Application of Moneys Received..................................................    24
   2.20     Usury...........................................................................    25
   2.21     Extension of Facility Termination Date..........................................    25

ARTICLE III CHANGE IN CIRCUMSTANCES.........................................................    25

   3.1   Yield Protection...................................................................    25
   3.2   Changes in Capital Adequacy Regulations............................................    26
   3.3   Availability of Types of Advances..................................................    27
   3.4   Funding Indemnification............................................................    27
   3.5   Taxes..............................................................................    27
   3.6   Lender Statements; Survival of Indemnity...........................................    29

ARTICLE IV CONDITIONS PRECEDENT.............................................................    29

   4.1   Advance............................................................................    29

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................................    32

   5.1   Existence..........................................................................    32
   5.2   Existence of JDN Realty............................................................    32
   5.3   Authorization and Validity.........................................................    32
   5.4   No Conflict; Government Consent....................................................    33
   5.5   Financial Statements; Material Adverse Change......................................    33
   5.6   Taxes..............................................................................    33
   5.7   Litigation and Guarantee Obligations...............................................    33

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                               Page
                                                                                               ----
   5.8   Subsidiaries.......................................................................    34
   5.9   ERISA..............................................................................    34
   5.10     Accuracy of Information.........................................................    34
   5.11     Regulation U....................................................................    34
   5.12     Material Agreements.............................................................    34
   5.13     Compliance With Laws............................................................    35
   5.14     Ownership of Properties.........................................................    35
   5.15     Investment Company Act..........................................................    35
   5.16     Public Utility Holding Company Act..............................................    35
   5.17     Solvency........................................................................    35
   5.18     Insurance.......................................................................    36
   5.19     REIT Status.....................................................................    36
   5.20     Environmental Matters...........................................................    36

ARTICLE VI COVENANTS........................................................................    38

   6.1   Financial Reporting................................................................    38
   6.2   Use of Proceeds....................................................................    39
   6.3   Notice of Default..................................................................    39
   6.4   Conduct of Business................................................................    40
   6.5   Taxes..............................................................................    40
   6.6   Insurance..........................................................................    40
   6.7   Compliance with Laws...............................................................    40
   6.8   Maintenance of Properties..........................................................    40
   6.9   Inspection.........................................................................    40
   6.10     Maintenance of Status...........................................................    40
   6.11     Dividends.......................................................................    41
   6.12     Merger; Sale of Assets..........................................................    41
   6.13     Delivery of Subsidiary Guaranties...............................................    41
   6.14     Sale and Leaseback..............................................................    41
   6.15     Acquisitions and Investments....................................................    41
   6.16     Liens...........................................................................    42
   6.17     Affiliates......................................................................    42
   6.18     Financial Undertakings..........................................................    43
   6.19     Variable Interest Indebtedness..................................................    43
   6.20     Consolidated Net Worth..........................................................    43
   6.21     Indebtedness and Cash Flow Covenants............................................    43
   6.22     Environmental Matters...........................................................    44
   6.23     Permitted Investments...........................................................    45

ARTICLE VII DEFAULTS........................................................................    45

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.................................    48

   8.1   Acceleration.......................................................................    48
   8.2   Amendments.........................................................................    48
   8.3   Preservation of Rights.............................................................    49

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                               Page
                                                                                               ----
ARTICLE IX GENERAL PROVISIONS...............................................................    49

   9.1   Survival of Representations........................................................    49
   9.2   Governmental Regulation............................................................    49
   9.3   Taxes..............................................................................    49
   9.4   Headings...........................................................................    49
   9.5   Entire Agreement...................................................................    49
   9.6   Several Obligations; Benefits of this Agreement....................................    50
   9.7   Expenses; Indemnification..........................................................    50
   9.8   Numbers of Documents...............................................................    50
   9.9   Accounting.........................................................................    50
   9.10     Severability of Provisions......................................................    50
   9.11     Nonliability of Lenders.........................................................    50
   9.12     CHOICE OF LAW...................................................................    51
   9.13     CONSENT TO JURISDICTION.........................................................    51
   9.14     WAIVER OF JURY TRIAL............................................................    51

ARTICLE X THE ADMINISTRATIVE AGENT..........................................................    51

   10.1     Appointment.....................................................................    51
   10.2     Powers..........................................................................    52
   10.3     General Immunity................................................................    52
   10.4     No Responsibility for Loans, Recitals, etc......................................    52
   10.5     Action on Instructions of Lenders...............................................    53
   10.6     Employment of Agents and Counsel................................................    53
   10.7     Reliance on Documents; Counsel..................................................    53
   10.8     Administrative Agent's Reimbursement and Indemnification........................    53
   10.9     Rights as a Lender..............................................................    53
   10.10    Lender Credit Decision..........................................................    54
   10.11    Successor Administrative Agent..................................................    54

ARTICLE XI SETOFF; RATABLE PAYMENTS.........................................................    55

   11.1     Setoff..........................................................................    55
   11.2     Ratable Payments................................................................    55

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS...............................    55

   12.1     Successors and Assigns..........................................................    55
   12.2     Participations..................................................................    56
   12.3     Assignments.....................................................................    57
   12.4     Dissemination of Information....................................................    57
   12.5     Tax Treatment...................................................................    58
   12.6     Confidentiality.................................................................    58

ARTICLE XIII NOTICES........................................................................    58

   13.1     Giving Notice...................................................................    58
   13.2     Change of Address...............................................................    59

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                               Page
                                                                                               ----
ARTICLE XIV COUNTERPARTS....................................................................    59

                                CREDIT AGREEMENT

         This Credit Agreement, dated as of March 13, 2003, is among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the "Borrower"), Bank of America, N.A., Wells Fargo Bank, National Association, and the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the "Lenders"), Bank of America, N.A., not individually, but as "Administrative Agent", and Wells Fargo Bank, National Association, not individually, but as "Syndication Agent," Banc of America Securities, LLC and Wells Fargo Bank, National Association, as Joint Lead Arrangers and Joint Bookrunners and Eurohypo AG, New York Branch and Commerzbank AG as Co-Documentation Agents.

                                    RECITALS

         A. Borrower is primarily engaged in the business of purchasing, developing, owning, operating, leasing and managing retail, office and industrial properties.

         B. Borrower is listed on the New York Stock Exchange and is qualified as a real estate investment trust under Section 856 of the Code.

         C. Borrower, JDN Realty Corporation, a Maryland corporation ("JDN Realty"), and DDR Transitory Sub, Inc., a Maryland corporation, have entered into an Agreement and Plan of Merger dated as of October 4, 2002 (the "Merger Agreement"), pursuant to which JDN Realty will become a Wholly-Owned Subsidiary of Borrower through the consummation of various merger transactions as more particularly described in the Merger Agreement (collectively, such transactions are referred to as the "Merger").

         D. Borrower has requested that Administrative Agent act as administrative agent for the Lenders and that the Lenders make loans available to Borrower pursuant to the terms of this Agreement to finance the performance of a portion of Borrower's obligations under the Merger Agreement. The Administrative Agent and the Lenders have agreed to do so.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "ABR Applicable Margin" means, as of any date, the Applicable Margin in effect on such date with respect to Floating Rate Advances and Floating Rate Loans.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or
(ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

         "Administrative Agent" means Bank of America, N.A., in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to
Article X.

         "Advance" means all or any portion of the borrowing hereunder as portions of the borrowing may be allocated among different interest rate options from time to time in accordance with the terms hereof.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, which is equal to $300,000,000.

         "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Execution Date" means the date this Agreement has been fully executed and delivered by all parties hereto.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of Federal Funds Rate for such day plus 1/2% per annum.

         "Applicable Margin" means the applicable margin set forth in the table in Section 2.4 used in calculating the interest rate applicable to the various Types of Advances, which shall vary from time to time in accordance with Borrower's long term unsecured debt ratings.

         "Arrangers" means Bank of America, N.A., and Wells Fargo Bank, National Association, in their capacities as co-arrangers of the Facility.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assets Under Development" means, as of any date of determination, all Projects and expansion areas of existing Projects owned by the Consolidated Group and the Investment Affiliates which are then treated as assets under development under GAAP and which have been designated by the Borrower as "Assets Under Development" in its most recent compliance certificate, both such land and improvements under construction to be valued for purposes of this Agreement at (i) 100% of then-current book value, as determined in accordance with GAAP, for each Asset Under Development owned by members of the Consolidated Group and (ii) the applicable Consolidated Group Pro Rata Share of then-current book value, as determined in accordance with GAAP, for each Asset Under Development owned by an Investment Affiliate; provided, however, in no event, except for purposes of calculating the covenant contained in Section 6.23(e), shall Assets Under Development include any Project or any expansion area of an existing Project for more than 540 days or any Project or expansion area of an existing Project which is encumbered by a First Mortgage Receivable as designated by the Borrower.

         "Authorized Officer" means any of the President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, Vice President and Chief Financial Officer or Vice President and General Counsel of the Borrower, acting singly.

         "Bank of America" means Bank of America, N.A., in its individual capacity and its successors.

         "Borrower" means Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio, and its successors and assigns.

         "Borrowing Date" means the date on which the disbursement of the Loans hereunder occurs.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

         "Capitalized Lease" of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Cash Equivalents" means, as of any date:

                  (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;

                  (ii) mutual funds organized under the United States Investment Company Act rated AAm or AAm-G by S&P, P-1 by Moody's and A by Fitch;

                  (iii) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P, not less than P-1 by Moody's and F-1 by Fitch (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;

                  (iv) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1+ by S&P, and not less than P-1 by Moody's and which has a long term unsecured debt rating of not less than A1 by Moody's (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;

                  (v) bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody's and having a long term debt rating of not less than A1 by Moody's issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

                  (vi) repurchase agreements issued by an entity rated not less than A-1+ by S&P, and not less than P-1 by Moody's which are secured by U.S. Government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;

                  (vii) short term promissory notes rated not less than A-1+ by S&P, and not less than P-1 by Moody's maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and

                  (viii) commercial paper (having original maturities of not more than 365 days) rated at least A-1+ by S&P and P-1 by Moody's and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least A1 by Moody's.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means the obligation of the Lenders to make a Loan not exceeding the amount set forth opposite its signature below.

         "Consolidated Capitalization Value" means, as of any date, an amount equal to the sum of (i) Consolidated Cash Flow for the most recent period of two consecutive fiscal quarters for which the Borrower has reported results (excluding any portion of Consolidated Cash Flow attributable to (A) Assets Under Development, (B) Projects owned by Investment Affiliates which are encumbered by First Mortgage Receivables, and (C) Projects acquired by the Borrower or its Subsidiaries during such period) multiplied by 2, and divided by
0.095 plus (ii) with respect to each Project so acquired (or where development of such Project was completed) by the Borrower or its Subsidiaries during such period, the Borrower's estimated annual Net Operating Income for such Project based on leases in existence at the date of such acquisition, or development completion, as the case may be, divided by 0.095.

         "Consolidated Cash Flow" means, for any period, an amount equal to (a) Funds From Operations for such period plus (b) Consolidated Interest Expense for such period.

         "Consolidated Debt Service" means, for any period, without duplication,
(a) Consolidated Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments attributable to Consolidated Outstanding Indebtedness (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is not amortized through equal periodic installments of principal and interest over the term of such Indebtedness) required to be made during such period by any member of the Consolidated Group plus (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense, equal to the greater of
(x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Investment Affiliate.

         "Consolidated Group" means the Borrower and all Subsidiaries which are consolidated with it for financial reporting purposes under GAAP.

         "Consolidated Group Pro Rata Share" means, with respect to any Investment Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group in the aggregate, in such Investment Affiliate determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate, after repayment in full of all Indebtedness of such Investment Affiliate.

         "Consolidated Interest Expense" means, for any period without duplication, the sum of (a) the amount of interest expense, determined in accordance with GAAP, of the Consolidated Group for such period attributable to Consolidated Outstanding Indebtedness during such period plus (b) the Consolidated Group Pro Rata Share of any interest expense, determined in accordance with GAAP, of any Investment Affiliate, for such period, whether recourse or non-recourse less (c) with respect to each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, a percentage of the interest expense attributable to such consolidated Subsidiary which is included under clause (a) of this definition and which is not related to Indebtedness which is a Guarantee Obligation of the Borrower equal to the percentage ownership in such consolidated Subsidiary which is not held either (i) directly or indirectly by the Borrower, or (ii) by holders of operating partnership units in such consolidated Subsidiary which are convertible into stock of the Borrower.

         "Consolidated Market Value" means, as of any date, an amount equal to the sum of (a) the Consolidated Capitalization Value as of such date, plus (b) the value of Unrestricted Cash and Cash Equivalents, plus (c) the lesser of (i) the value of Assets Under Development, or (ii) ten percent (10%) of the Consolidated Capitalization Value plus (d) the lesser of (i) 100% of the then-current value under GAAP of all First Mortgage Receivables or (ii) five percent (5%) of the Consolidated Capitalization Value, plus (e) the lesser of
(i) 50% of the then-current book value, as determined in accordance with GAAP, of Developable Land, or (ii) $30,000,000.

         "Consolidated Net Income" means, for any period, consolidated net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP; plus that portion of any amount deducted as minority equity interest in calculating such consolidated net income which is attributable to minority interest holders holding operating partnership units in a member of the Consolidated Group which are convertible into stock in the Borrower, but provided that there shall be excluded (a) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries and (b) the undistributed earnings of any Subsidiary which has not furnished a Subsidiary Guaranty to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary.

         "Consolidated Net Worth" means, as of any date of determination, an amount equal to (a) Consolidated Market Value minus (b) Consolidated Outstanding Indebtedness as of such date.

         "Consolidated Outstanding Indebtedness" means, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP, plus (b) the applicable Consolidated Group Pro Rata Share of any Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group, less (c) with respect to each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, a percentage of any Indebtedness of such consolidated Subsidiary which is not a Guarantee Obligation of the Borrower equal to the percentage ownership interest in such consolidated Subsidiary which is not held directly or indirectly by the Borrower.

         "Consolidated Secured Indebtedness" means, as of any date of determination, without duplication, the sum of (a) the aggregate principal amount of that portion of the Consolidated Outstanding Indebtedness which is secured by any Lien on the Property of Borrower or its Subsidiaries, without regard to recourse, plus (b) the excess, if any, over $5,000,000, of the sum of
(x) the aggregate principal amount of all Senior Unsecured Indebtedness of the Subsidiaries of the Borrower which have not furnished Subsidiary Guaranties, determined on a consolidated basis in accordance with GAAP and (y) a percentage of the aggregate principal amount of all Indebtedness of each Investment Affiliate equal to the greater of (x) the percentage of such Indebtedness for which any member of the Consolidated Group is liable and (z) the Consolidated Group Pro Rata Share of such Investment Affiliate.

         "Consolidated Senior Unsecured Indebtedness" means, as of any date of determination, the aggregate principal amount of all Senior Unsecured Indebtedness of the Consolidated Group outstanding at such date, including, without limitation, all the outstanding Indebtedness under this Agreement and the Revolving Credit Agreement as of such date, determined on a consolidated basis in accordance with GAAP.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Default" means an event described in Article VII.

         "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after written notice from the Administrative Agent; provided that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

         "Default Rate" means the interest rate which may apply during the continuance of a Default pursuant to Section 2.11.

         "Developable Land" means land which is appropriately zoned, has access to all necessary utilities and has access to publicly dedicated streets.

         "Environmental Laws" means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the Borrower or any Subsidiary or any of their respective assets or Projects.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Equity Value" means, with respect to a Subsidiary owned as of the Agreement Execution Date or owned and in operation for a period of two (2) or more consecutive full fiscal quarters after the Agreement Execution Date, by the Borrower or one of its other Subsidiaries, an amount equal to (A) the product of
(i) the sum of net income (or loss) for the most recent two (2) consecutive fiscal quarters without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, and gains or losses on investments in marketable securities for such period, plus the amount of interest expense for such period on the aggregate principal amount of the Indebtedness of such Subsidiary, multiplied by (ii) 2, divided by (B) 0.095, and then minus (C) Indebtedness of the Subsidiary as of the date of determination. For any Subsidiary formed or purchased after the Agreement Execution Date, until it or its Properties have been owned and operated by the Borrower or one of its other Subsidiaries for two or more consecutive full fiscal quarters, "Equity Value" shall mean the Borrower's estimated annual Net Operating Income for the Projects owned by such Subsidiary based on leases in existence at the date such Subsidiary is formed or purchased divided by 0.095, and then minus the Indebtedness of such Subsidiary as of the date of determination.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by any jurisdiction with taxing authority over the Lender.

         "Facility Termination Date" means March 13, 2004, subject to extension pursuant to Section 2.21.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Administrative Agent on such day on such transactions as determined by the Administrative Agent.

         "Financeable Ground Lease" means, a ground lease satisfactory to the Required Lenders and the Administrative Agent's counsel in their reasonable discretion, which must provide protections for a potential leasehold mortgagee ("Mortgagee") which include, among other things (i) a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than 25 years from the Agreement Execution Date, (ii) that the ground lease will not be terminated until the Mortgagee has received notice of a default, has had a reasonable opportunity to cure or complete foreclosure, and has failed to do so, (iii) a provision for a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason, (iv) non-merger of the fee and leasehold estates, (v) transferability of the tenant's interest under the ground lease without any requirement for consent of the ground lessor unless based on reasonable objective criteria as to the creditworthiness or line of business of the transferee or delivery of customary assignment and assumption agreements from the transferor and transferee, and (vi) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of the applicable leasehold mortgage.

         "Financial Contract" of a Person means (i) any exchange - traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

         "Financial Undertaking" of a Person means (i) any transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person, or (ii) any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

         "First Mortgage Receivable" means any Indebtedness owing to a member of the Consolidated Group which is secured by a first-priority mortgage or deed of trust on commercial real estate having a value in excess of the amount of such Indebtedness and which has been designated by the Borrower as a "First Mortgage Receivable" in its most recent compliance certificate.

         "Fitch" means Fitch, Inc. and its successors.

         "Fixed Charges" shall mean, for any period, the sum of (i) Consolidated Interest Expense, (ii) all scheduled principal payments due on account of Consolidated Outstanding Indebtedness (excluding balloon payments), (iii) all dividends payable on account of preferred stock or preferred operating partnership units of the Borrower or any other Person in the Consolidated Group and (iv) all ground lease payments to the extent not deducted as an expense in calculating Consolidated Cash Flow.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) ABR Applicable Margin for such day, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

         "Funds From Operations" means, for any period, the sum of (i) Consolidated Net Income for such period, excluding (A) gains (losses) on sales of property, (B) non-recurring charges and extraordinary items, and (C) non-cash charges (including, without limitation, depreciation and amortization, and equity gains (losses) from each Investment Affiliate included therein, but excluding any amortization of deferred finance costs), plus (ii) the applicable Consolidated Group Pro Rata Share of funds from operations of each Investment Affiliate that is due to the Consolidated Group for such period, all determined on a consistent basis. With regard to the foregoing sentence, for each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, each of clauses
(A), (B) and (C) shall exclude the prorata share of such item attributable to minority interest holders which do not hold operating partnership units convertible to stock in the Borrower.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.1.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee Obligation" means, as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Indebtedness" of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) any Net Mark-to-Market Exposure and (i) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "Interest Period" means a LIBOR Interest Period.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

         "Investment Affiliate" means any Person in which the Consolidated Group, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group.

         "JDN Realty" is defined in Recital C.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement, their respective successors and assigns, any other lending institutions that subsequently become parties to this Agreement.

         "Lending Installation" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "LIBOR Advance" means an Advance that bears interest at the LIBOR Rate.

         "LIBOR Applicable Margin" means, as of any date with respect to any LIBOR Interest Period, the Applicable Margin in effect for such LIBOR Interest Period as determined in accordance with Section 2.4 hereof.

         "LIBOR Base Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, and having a maturity equal to such LIBOR Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Administrative Agent, the applicable LIBOR Base Rate for the relevant LIBOR Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Administrative Agent or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of Administrative Agent's relevant LIBOR Loan and having a maturity equal to such LIBOR Interest Period.

         "LIBOR Interest Period" means a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such LIBOR Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day.

         "LIBOR Loan" means a Loan which bears interest at a LIBOR Rate.

         "LIBOR Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (ii) the LIBOR Applicable Margin in effect from time to time during such LIBOR Interest Period. The LIBOR Rate shall be rounded to the next higher 1/100 of 1% if the rate is not a multiple of 1/100 of 1%.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's pro rata portion of any Advance.

         "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranties, and any other document from time to time evidencing or securing indebtedness incurred by the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents.

         "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation or any toxic mold.

         "Maximum Legal Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

         "Merger" is defined in Recital C.

         "Merger Agreement" is defined in Recital C.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions or any other Financial Contract. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming the Rate Management Transaction or other Financial Contract were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming such Rate Management Transaction or other Financial Contract were to be terminated as of that date).

         "Net Operating Income" means, with respect to any Project for any period, "property rental and other income" (as determined by GAAP) attributable to such Project accruing for such period minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Project for such period, including, without limitation, Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs. As used herein "Management Fees", means, with respect to each Project for any period, an amount equal to
(i) three percent (3%) of the aggregate base rent and percentage rent due and payable under leases with anchor tenants at such Project, plus (ii) three percent (3%) of the aggregate base rent and percentage rent due and payable under leases with tenants other than anchor tenants at such Project.

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Note" means a promissory note, in substantially the form of Exhibit A hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Loans, including any amendment, modification, renewal or replacement of such promissory note.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Syndication Agent, the Administrative Agent or any indemnified party hereunder arising under the Loan Documents.

         "Other Taxes" is defined in Section 3.5(ii).

         "Participants" is defined in Section 12.2.1.

         "Passive Non-Real Estate Investments" means stock or other equity interests in or debt of entities not primarily involved in commercial real estate development or ownership.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Percentage" means for each Lender the ratio that such Lender's outstanding Loans bears to the aggregate outstanding balance of all Loans, expressed as a percentage.

         "Permitted Acquisitions" are defined in Section 6.15.

         "Permitted Liens" are defined in Section 6.16.

         "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Prime Rate" means a rate per annum equal to the prime rate of interest publicly announced from time to time by Administrative Agent as its prime rate (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

         "Pre-Leased Project Under Construction" means a Project under development (in accordance with GAAP) on which construction of buildings has been commenced but which has not been substantially completed and occupied and over 50% of which has been leased to a tenant or tenants pursuant to fully executed and binding leases.

         "Project" means any real estate asset owned by Borrower or any of its Subsidiaries or any Investment Affiliate, and operated or intended to be operated as a retail, office or industrial property.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3.1.

         "Qualifying Jointly-Owned Subsidiary" means a Subsidiary which (i) is a Subsidiary Guarantor but is not a Wholly-Owned Subsidiary, (ii) is governed by organizational documents which prohibit voluntary sales of such Subsidiary's Projects for a certain period of time after the contribution of such Project to such Subsidiary or require approval from one or more of its limited partners or non-managing members (other than a Wholly-Owned Subsidiary) for such voluntary sales, and (iii) is governed by organizational documents which expressly authorize the Borrower or the Wholly-Owned Subsidiary which is its general partner or managing member to cause such Subsidiary to guaranty, or pledge such Subsidiary's assets to secure, indebtedness of the Borrower.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Recourse Indebtedness" means any Indebtedness of Borrower or any of its Subsidiaries with respect to which the liability of the obligor is not limited to the obligor's interest in specified assets securing such Indebtedness, subject to customary limited exceptions for certain acts or types of liability.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Requirement" means, with respect to a LIBOR Loan and LIBOR Interest Period, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

         "Revolving Credit Agreement" means that certain Fourth Amended and Restated Credit Agreement dated as of May 29, 2002, as amended from time to time, among Borrower, Bank One, NA, as administrative agent, and the lenders that are parties thereto, pursuant to which the lenders that are parties thereto have agreed to make revolving loans to Borrower in the aggregate amount of up to $650,000,000.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Senior Unsecured Indebtedness" means all Indebtedness other than Subordinated Indebtedness of any Person that is not secured by a Lien on any asset of such Person.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "S&P" means Standard & Poor's Ratings Group and its successors.

         "Subordinated Indebtedness" means Indebtedness which is contractually subordinated to the Obligations on customary subordination terms reasonably acceptable to the Administrative Agent.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Subsidiary Guarantor" means each Subsidiary of the Borrower which is required to execute a Subsidiary Guaranty pursuant to Section 6.13.

         "Subsidiary Guaranty" means the guaranty to be executed and delivered by certain Subsidiaries of the Borrower, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the assets of the Consolidated Group as would be shown in the consolidated financial statements of the Consolidated Group as at the beginning of the twelve-month period ending with the month immediately preceding the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Consolidated Group as reflected in the financial statements referred to in clause (i) above.

         "Syndication Agent" means Wells Fargo Bank, National Association, in its capacity as Syndication Agent and not in its individual capacity as a Lender, and any successor Syndication Agent.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or LIBOR Advance.

         "Unencumbered Asset" means, any Project located in the United States 100% of which is owned in fee simple or ground leased by the Borrower or a Subsidiary Guarantor (provided that a Project which is ground leased shall be included as an Unencumbered Asset only if such ground lease is a Financeable Ground Lease) which, as of any date of determination, (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any Subsidiary Guarantor) other than (i) Permitted Liens set forth in Sections 6.16(i) through 6.16(iv)), and (ii) restrictions on transferability in the case of a Qualifying Jointly-Owned Subsidiary (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset, and
(ii) if applicable, the organizational documents of any Subsidiary Guarantor) which prohibits or limits the ability of the Borrower or any Subsidiary Guarantor to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of the Borrower or any Subsidiary Guarantor, including, without limitation, any negative pledge or similar covenant or restriction, (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (other than Permitted Liens set forth in Sections 6.16(i) through 6.16(iv)) on any assets or Capital Stock of the Borrower or any Subsidiary Guarantor, or would entitle any Person to the benefit of any Lien (other than Permitted Liens set forth in Sections 6.16(i) through 6.16(iv)) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause), and (d) either has been improved with an income-producing building or buildings which are substantially completed and occupied or is a Pre-Leased Project Under Construction. For the purposes of this Agreement, any Project of a Subsidiary Guarantor shall not be deemed to be unencumbered unless (i) both such Project and all Capital Stock of such Subsidiary Guarantor (and any intervening entity between the Borrower and such Subsidiary Guarantor) is unencumbered and
(ii) each intervening entity between the Borrower and such Subsidiary Guarantor does not have any Indebtedness for borrowed money or, if such entity has any Indebtedness, such Indebtedness is unsecured and the entity is a Subsidiary Guarantor.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Unrestricted Cash and Cash Equivalents" means, in the aggregate, all cash and Cash Equivalents which are not pledged or otherwise restricted for the benefit of any creditor and which are owned by members of the Consolidated Group or Investment Affiliates, to be valued for purposes of this Agreement at (i) 100% of its then-current book value, as determined under GAAP, for any such items owned by a member of the Consolidated Group or (ii) the applicable Consolidated Group Pro Rata Share of its then-current book value, as determined under GAAP, for any such items owned by an Investment Affiliate.

         "Value of Unencumbered Assets" means, as of any date, the sum of (A) the amount determined by dividing the Net Operating Income for each Project which is an Unencumbered Asset as of such date for a calculation period which shall be either the immediately preceding two (2) full fiscal quarters or, if so requested by Borrower or the Administrative Agent, the one (1) immediately preceding full fiscal quarter and the then current partial quarter (in all cases as annualized) by 0.095 (provided that not more than 15% of the Value of Unencumbered Assets with respect to Projects shall be attributable to Unencumbered Assets which are ground leased) plus (B) for each Pre-Leased Project Under Construction, 100% of the then-current book value, as determined in accordance with GAAP, of such Pre-Leased Project Under Construction, provided that the aggregate amount added to value under this clause (B) shall not exceed ten percent (10%) of the total Value of Unencumbered Assets. If a Project has been acquired during such calculation period then Borrower shall be entitled to include pro forma Net Operating Income (based on leases in existence at the date of such acquisition) from such Project for the entire calculation period in the foregoing calculation, except for purposes of the financial covenant comparing the Net Operating Income from Unencumbered Assets to Consolidated Interest Expense under Section 6.21(v). If a Project is no longer owned as of the date of determination, then no value shall be included based on capitalizing Net Operating Income from such Project, except for purposes of such financial covenant comparing the Net Operating Income from Unencumbered Assets to Consolidated Interest Expense under Section 6.21(v).

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDIT

         2.1 Commitments. This Facility ("Facility") is a one-year single draw unsecured term loan in the maximum amount of the Aggregate Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a single disbursement through the Administrative Agent to Borrower (the "Disbursement") in an amount not to exceed its Commitment. This Facility is not a revolving credit facility and, except as provided in Section 3.3, any part of the Loans repaid may not be reborrowed. The commitment to lend hereunder shall expire on March 21, 2003.

         2.2 Final Principal Payment. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

         2.3 Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to their respective Percentages. The Advances may be Floating Rate Advances or LIBOR Advances, or a combination thereof, selected by Borrower in accordance with Sections 2.8 and 2.9.

         2.4 Applicable Margins. Each of the ABR Applicable Margin and the LIBOR Applicable Margin to be used in calculating the interest rate applicable to different Types of Advances shall vary from time to time in accordance with the higher of Borrower's then applicable Moody's long-term unsecured debt rating and S&P's long-term unsecured debt rating unless one of such two ratings is more than one rating category lower than the other, in which case the average of the two different Applicable Margins shall be used. The Applicable Margins shall be adjusted effective on the next Business Day following any change in Borrower's Moody's long-term unsecured debt rating and/or S&P's long-term unsecured debt rating, as the case may be. The applicable debt ratings and the Applicable Margins are set forth in the following table:

===============================================================
                                        LIBOR           ABR
                                      Applicable     Applicable
 S&P Rating        Moody's Rating       Margin         Margin
 ----------        --------------       ------         ------
A- or higher        A3 or higher         0.75%           0.00%
-------------------------------------------------------------
    BBB+                Baa1             0.90%           0.00%
--------------------------- ---------------------------------
    BBB                 Baa2             1.00%           0.00%
-------------------------------------------------------------
    BBB-                Baa3             1.15%           0.15%
-------------------------------------------------------------
Less than BBB-     Less than Baa3        1.50%           0.50%
===============================================================

In the event that either S&P or Moody's shall discontinue their ratings of the REIT industry or the Borrower, the Borrower may seek a long-term unsecured debt rating from another substitute rating agency reasonably satisfactory to the Arrangers and the Borrower. For the period from the date of such discontinuance until the first to occur of (i) the date the Borrower receives a long-term unsecured debt rating from such new rating agency or (ii) a date 180 days after such discontinuance, the single rating from S&P or Moody's, as the case may be, shall be used to determine the Applicable Margin. If the long-term unsecured debt rating of the Borrower from such new rating agency is not received within such 180 day period, or if both S&P and Moody's shall discontinue their ratings of the REIT industry or the Borrower, the Applicable Margin to be used for the calculation of interest on Advances hereunder shall be the highest Applicable Margin for each Type.

         If a rating agency downgrade or discontinuance results in an increase in the ABR Applicable Margin or the LIBOR Applicable Margin and if such increase is reversed and the affected Applicable Margin is restored within ninety (90) days thereafter, at Borrower's request, Borrower shall receive a credit against interest next due the Lenders equal to interest accrued at the differential between such Applicable Margins during such period of downgrade discontinuance.

         If a rating agency upgrade results in a decrease in the ABR Applicable Margin or the LIBOR Applicable Margin and if such upgrade is reversed and the affected Applicable Margin is restored within ninety (90) days thereafter, Borrower shall be required to pay an amount to the Lenders equal to the interest differential on the Advances during such period of upgrade.

         2.5 Fees. The Borrower agrees to pay all fees payable to the Administrative Agent and the Arrangers pursuant to the Borrower's letter agreement with the Administrative Agent and the Arrangers dated January 23, 2003.

         2.6 Minimum Amount of Each Advance. Each Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof).

         2.7 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all or any part of outstanding Floating Rate Advances provided notice is given to the Administrative Agent not later than 11 a.m. on the date of payment. A LIBOR Advance may be paid on the last day of the applicable Interest Period or, if and only if the Borrower pays any amounts due to the Lenders under Sections 3.4 and 3.5 as a result of such prepayment, on a day prior to such last day, provided notice is given to the Administrative Agent not later than 11 a.m. on the Business Day preceding the date of prepayment. All prepayments shall be in a minimum amount of $1,000,000 (and in multiples of $100,000).

         2.8 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each LIBOR Advance, the Interest Period applicable to each Advance. The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice")
(i) not later than 9:00 a.m. Chicago time on the Borrowing Date if the disbursement is comprised entirely of a Floating Rate Advance, and (ii) not later than 10:00 a.m. Chicago time, at least three (3) Business Days before the Borrowing Date if the disbursement includes one or more LIBOR Advances specifying:

                  (i) the Borrowing Date, which shall be a Business Day, of such Advance,

                  (ii)     the aggregate amount of such Advance,

                  (iii)    the Type of Advance selected, and

                  (iv) in the case of each LIBOR Advance, the Interest Period applicable thereto.

         The Administrative Agent shall provide a copy to the Lenders by facsimile of its standard notice regarding the Advances selected pursuant to the Borrowing Notice and each Conversion/Continuation Notice not later than the close of business on the Business Day it is received. Each Lender shall make available its Loan or Loans, in funds immediately available in Chicago, Illinois to the Administrative Agent at its address specified pursuant to Article XIII on the Borrowing Date not later than noon (Chicago time). The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         No Interest Period may end after the Facility Termination Date and unless all Lenders agree in writing, in no event may there be more than five (5) different Interest Periods for LIBOR Advances outstanding at any one time.

         2.9 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into LIBOR Advances. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable Interest Period therefor, at which time such LIBOR Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such LIBOR Advance either continue as a LIBOR Advance for the same or another Interest Period or be converted to Floating Rate Advance. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any LIBOR Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion/continuation of an Advance not later than 10:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion into, or continuation of a LIBOR Advance specifying:

                  (i) the requested date which shall be a Business Day, of such conversion or continuation;

                  (ii) the aggregate amount and Type of the Advance which is to be converted or continued (the amount of each Advance shall be subject to the minimum amount and increments set forth in Section 2.6); and

                  (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Advance, the duration of the Interest Period applicable thereto.

         2.10 Changes in Interest Rate, Etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a LIBOR Advance pursuant to Section
2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate

Advance will take effect simultaneously with each change in the Alternate Base Rate. Each LIBOR Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Advance.

         2.11 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be converted into or continued as a LIBOR Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each LIBOR Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

         2.12     Method of Payment.

                  (i) All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders in accordance with their respective Percentages.

                  (ii) As provided elsewhere herein, all Lenders' interests in the Advances and the Loan Documents shall be ratable undivided interests and none of such Lenders' interests shall have priority over the others. Each payment delivered to the Administrative Agent for the account of any Lender or amount to be applied or paid by the Administrative Agent to any Lender shall be paid promptly (on the same day as received by the Administrative Agent if received prior to noon (local time) on such day and otherwise on the next Business Day) by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to
         Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Payments received by the Administrative Agent but not timely funded to the Lenders shall bear interest payable by the Administrative Agent at the Federal Funds Rate from the date due until the date paid. The Administrative Agent is hereby authorized to charge any account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder.

         2.13 Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Authorized Officer. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.14 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Advance shall be payable on the last day of each month, upon any prepayment, whether by acceleration or otherwise, and at the Facility Termination Date. Interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.15 Notification of Advances, Interest Rates and Prepayments. The Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder not later than the close of business on the Business Day such notice is received by the Administrative Agent. The Administrative Agent will notify each Lender of the interest rate applicable to each LIBOR Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.16 Lending Installations. Subject to Section 3.6, each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.17 Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time at which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that Borrower or such Lender does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan. If such Lender so repays such amount and interest thereon to the Administrative Agent within one Business Day after such demand, all interest accruing on the Loan not funded by such Lender during such period shall be payable to such Lender when received from the Borrower.

         2.18 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) is not capable of receiving payments without any deduction or withholding of United States federal income tax pursuant to Section 3.5, or (b) cannot maintain its LIBOR Loans at a suitable Lending Installation pursuant to Section 3.3, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any applicable legal or regulatory requirements affecting the Lenders, (ii) no Default or (after notice thereof to Borrower) no Unmatured Default shall have occurred and be continuing at the time of such replacement,
(iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Sections 3.4 and 3.6 if any LIBOR Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 12.3 (provided that the Borrower shall be obligated to pay the processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.5 and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

         2.19 Application of Moneys Received. All moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

                  (i) to the payment of all reasonable costs incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;

                  (ii) to the reimbursement of any yield protection due to any of the Lenders in accordance with Section 3.1;

                  (iii)    to the payment of all fees to the Administrative
         Agent;

                  (iv) first to interest then due to the Lenders (other than Defaulting Lenders) until paid in full and then to principal for all Lenders (other than Defaulting Lenders) in accordance with the Percentages of the Lenders;

                  (v) any other sums due to the Administrative Agent or any Lender under any of the Loan Documents; and

                  (vi) to the payment of any sums due to each Defaulting Lender as their respective Percentages appear (provided that Administrative Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender).

         2.20 Usury. This Agreement and each Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

         2.21 Extension of Facility Termination Date. Borrower shall have two (2) options to extend the Facility Termination Date for successive periods of six (6) months each, upon satisfaction of the following conditions precedent:

                  (i) Borrower shall provide Administrative Agent with written notice of Borrower's intent to exercise each extension option at least 30 days prior to the existing Facility Termination Date (and Administrative Agent will promptly thereafter notify Lenders);

                  (ii) As of the date of Borrower's delivery of notice of its intent to exercise each extension option, and as of the Facility Termination Date, no Default or Unmatured Default shall have occurred and be continuing, and Borrower shall so certify in writing; and

                  (iii) Concurrently with Borrower's delivery of its notice of its intent to exercise each extension option, Borrower shall pay to Administrative Agent for the ratable benefit of the Lenders an extension fee in an amount equal to 0.075% of the aggregate principal balance of all Loans outstanding hereunder.

                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES

         3.1 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its LIBOR Loans or participations therein, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

                  (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its LIBOR Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its LIBOR Loans or participations therein, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of LIBOR Loans or participations therein held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation, of making or maintaining its LIBOR Loans or to reduce the return received by such Lender or applicable Lending Installation in connection with such LIBOR Loans or participations therein, then, within 30 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

         3.2 Changes in Capital Adequacy Regulations. If a Lender in good faith determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as hereinafter defined), then, within 30 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender in good faith determines is attributable to this Agreement, its outstanding Loans or its obligation to make Loans (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as hereinafter defined) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 Availability of Types of Advances. If any Lender in good faith determines that maintenance of any of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Administrative Agent shall suspend the availability of the affected Type of Advance and require any LIBOR Advances of the affected Type to be repaid; or if the Required Lenders in good faith determine that (i) deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, the Administrative Agent shall suspend the availability of the affected Type of Advance with respect to any LIBOR Advances made after the date of any such determination, or (ii) an interest rate applicable to a Type of Advance does not accurately reflect the cost of making a LIBOR Advance of such Type, then, if for any reason whatsoever the provisions of
Section 3.1 are inapplicable, the Administrative Agent shall suspend the availability of the affected Type of Advance with respect to any LIBOR Advances made after the date of any such determination. If the Borrower is required to so repay a LIBOR Advance, the Borrower may concurrently with such repayment borrow from the Lenders, in the amount of such repayment, a Loan bearing interest at the Alternate Base Rate.

         3.4 Funding Indemnification. If any payment of a LIBOR Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders or as a result of unavailability pursuant to Section 3.3, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Advance and shall pay all such losses or costs within fifteen (15) days after written demand therefor. Without limitation of any losses arising from changes in the LIBOR Rate adverse to the Lenders, in no event will the administrative cost payable by the Borrower as a result of such early payment or failure to make an advance exceed $250 per occurrence per Lender.

         3.5      Taxes.

                  (i) All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                  (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

                  (iii) The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

                  (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States.

                  (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate following receipt of such documentation.

                  (vii) If the U.S. Internal Revenue Service or any other Governmental Authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including, but not limited to, attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement and any such Lender obligated to indemnify the Administrative Agent shall not be entitled to indemnification from the Borrower with respect to such amounts, whether pursuant to this Article or otherwise, except to the extent the Borrower participated in the actions giving rise to such liability.

         3.6 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of LIBOR Advances under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and such amount shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections 3.1, 3.2 and 3.5 in connection with a LIBOR Loan shall be calculated as though each Lender funded its LIBOR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1 Advance. The Lenders shall not be required to make the single disbursement contemplated hereunder unless:

                  (i) the Borrower shall, prior to or concurrently with such disbursement, shall have paid all fees due and payable to the Lenders and the Administrative Agent hereunder;

                  (ii) the Borrower shall have furnished to the Administrative Agent, with sufficient copies for the Lenders, the following:

                           (a) The duly executed originals of the Loan Documents, including the Notes, payable to the order of each of the Lenders, this Agreement and the Subsidiary Guaranty;

                           (b) (1) Certificates of good standing for the Borrower and each Subsidiary Guarantor created since the closing under the Revolving Credit Agreement, from the State of Ohio for the Borrower and the states of organization of each Subsidiary Guarantor (including JDN Realty), certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date, and
                  (2) foreign qualification certificates for the Borrower and each Subsidiary Guarantor created since the closing under the Revolving Credit Agreement, certified by the appropriate governmental officer and dated not more than two years prior to the Agreement Execution Date (with telephonic updates as practical not more than 10 days prior to the Agreement Execution Date), for each other jurisdiction where the failure of the Borrower or such Subsidiary Guarantor to so qualify or be licensed (if required) would have a Material Adverse Effect;

                           (c) Copies of the formation documents (including code of regulations, if appropriate) of the Borrower, JDN Realty and the top three Subsidiary Guarantors (in addition to JDN Realty) by aggregate assets owned, certified by an officer of the Borrower or such Subsidiary Guarantor, as appropriate, together with all amendments thereto;

                           (d) Incumbency certificates, executed by officers of the Borrower, JDN Realty, and the top three Subsidiary Guarantors (in addition to JDN Realty), which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of the Borrower, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or any such Subsidiary Guarantor;

                           (e) Copies, certified by a Secretary or an Assistant Secretary of the Borrower and each Subsidiary Guarantor, of the Board of Directors' resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for any Lender) authorizing the Advances provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Borrower and each Subsidiary Guarantor hereunder;

                           (f) A written opinion of the Borrower's and Subsidiary Guarantors' counsel, addressed to the Lenders in substantially the form of Exhibit B hereto or such other form as the Administrative Agent may reasonably approve;

                           (g) A certificate, signed by an officer of the Borrower, stating that on the Borrowing Date no Default or Unmatured Default has occurred and is continuing and that all representations and warranties of the Borrower are true and correct as of the Borrowing Date provided that such certificate is in fact true and correct;

                           (h) The most recent financial statements of the Borrower;

                           (i) UCC financing statement, judgment, and tax lien searches with respect to the Borrower from the State of Ohio;

                           (j) Written money transfer instructions, in substantially the form of Exhibit E hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

                           (k) A true, correct and complete copy of the Merger Agreement, together with such evidence as the Administrative Agent may require that all conditions precedent and approvals (including, without limitation, any approvals required for Borrower to assume the Indebtedness of JDN Realty) to the Merger shall have been satisfied (or waived with the approval of the Administrative Agent) or obtained, as the case may be, and that the transactions contemplated by the Merger Agreement (in full) shall have closed simultaneously with the disbursement of the Facility; and

                           (l) Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel;

                  (iii)    There exists no Default or Unmatured Default;

                  (iv)     The representations and warranties contained in
         Article V are true and correct as of such Borrowing Date with respect to Borrower and to any Subsidiary in existence on such Borrowing Date (taking into account the effect of the Merger), except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date;

                  (v) There shall have been no change in the business, Property or condition (financial or otherwise) of the Borrower and its Subsidiaries from the preparation date of the most recent consolidated financial statements which could reasonably be expected to have a Material Adverse Effect;

                  (vi) There shall have been no material adverse change in the primary and secondary loan syndication markets or capital markets generally that could impair syndication of the Facility;

                  (vii) There shall be no injunction or temporary restraining order which, in the judgment of the Administrative Agent would prohibit the making of the Loans or the consummation of the Merger, and there shall also be no litigation that would reasonably be expected to result in a material adverse effect on the business currently conducted by JDN Realty;

                  (viii) The Borrowing Notice shall constitute a representation and warranty by the Borrower that all such conditions have been satisfied or waived in accordance with the terms hereof or will have been satisfied or waived in accordance with the terms hereof concurrently with the funding; and

                  (ix) The Borrower shall provide the Lenders with an amendment to the covenants in the Revolving Credit Agreement which, but for such amendment, would otherwise be breached upon closing of the transactions contemplated by the Merger Agreement or this Agreement.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         5.1 Existence. Borrower is a corporation duly organized and validly existing under the laws of the State of Ohio, with its principal place of business in Beachwood, Ohio and is duly qualified as a foreign corporation, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect. Each of Borrower's Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2 Existence of JDN Realty. JDN Realty is a corporation duly organized and validly existing under the laws of the State of Maryland and is duly qualified as a foreign corporation, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect.

         5.3 Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.4 No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws, or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the filing of a copy of this Agreement, or the filing of information concerning this Agreement, with the Securities and Exchange Commission.

         5.5 Financial Statements; Material Adverse Change. All consolidated financial statements of the Borrower and its Subsidiaries heretofore or hereafter delivered to the Lenders were prepared in accordance with GAAP in effect on the preparation date of such statements and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of interim financial statements, to normal and customary year-end adjustments. From the preparation date of the most recent financial statements delivered to the Lenders through the Agreement Execution Date, there was no change in the business, properties, or condition (financial or otherwise) of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6 Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and remain outstanding for amounts in excess of $250,000. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7      Litigation and Guarantee Obligations. Except as set forth on
Schedule 3 hereto or as set forth in written notice to the Administrative Agent from time to time, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Notwithstanding the disclosure of the litigation identified on Schedule 3 or in a notice to Administrative Agent, unless such disclosure has been approved by the Required Lenders, the Borrower, based on consultation with its counsel, represents that the Borrower is unlikely to suffer any material adverse result in such litigation. The Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.1 or as set forth in written notices to the Administrative Agent given from time to time after the Agreement Execution Date on or about the date such material contingent obligations are incurred.

         5.8 Subsidiaries. Schedule 1 hereto contains, as of the Agreement Execution Date, an accurate list of all of the presently existing Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation or formation and the percentage of their respective capital stock or partnership or membership interest owned by the Borrower or other Subsidiaries. Schedule 6 hereto contains, as of the Agreement Execution Date (after giving effect to the Merger), an accurate list of all of the presently existing Subsidiaries of the Borrower which own one or more Projects that are not single purpose entities formed solely for the purpose of owning Projects in connection with securitized Indebtedness which also have restrictions on the creation of additional Indebtedness and other safeguards typically imposed on such single-purpose entities in securitized financings. All of the issued and outstanding shares of capital stock of such Subsidiaries that are corporations have been duly authorized and issued and are fully paid and non-assessable.

         5.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender will be, to the knowledge of Borrower, true and accurate (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in light of the circumstances and purposes for which such information was provided at such time.

         5.11 Regulation U. The Borrower has not used the proceeds of any Advance to buy or carry any margin stock (as defined in Regulation U) in violation of the terms of this Agreement.

         5.12 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default would constitute a Default hereunder.

         5.13 Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or Governmental Authority, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any non-compliance which would not have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment.

         5.14 Ownership of Properties. Except as set forth on Schedule 2 hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good and marketable title, free of all Liens other than those permitted by
Section 6.16, to all of the Property and assets reflected in the financial statements as owned by it, and will contemporaneously with the disbursement hereunder and the consummation of the Merger, have good and marketable (or the equivalent) title, free of all Liens other than those permitted by Section 6.16, to all of the Property and assets reflected in the financial statements of JDN Realty as owned by JDN Realty.

         5.15 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.16 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.17     Solvency.

                  (i) Immediately after the Agreement Execution Date and taking into account the Merger and the Indebtedness incurred hereunder,
         (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                  (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         5.18 Insurance. The Borrower and its Subsidiaries carry insurance on their Projects with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Projects in localities where the Borrower and its Subsidiaries operate, including, without limitation:

                  (i) Property and casualty insurance (including coverage for flood and other water damage for any Project located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Project (to the extent replacement cost insurance is maintained by companies engaged in similar business and owning similar properties);

                  (ii) Builder's risk insurance for any Project under construction in the amount of the construction cost of such Project;

                  (iii) Loss of rental income insurance in the amount not less than one year's gross revenues from the Projects; and

                  (iv) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

         5.19 REIT Status. The Borrower is in good standing on the New York Stock Exchange, is qualified as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the Borrower as a real estate investment trust.

         5.20 Environmental Matters. Each of the following representations and warranties is true and correct on and as of the Agreement Execution Date (after giving effect to the Merger) except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                           (a) To the best knowledge of the Borrower, the Projects of the Borrower and its Subsidiaries do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws.

                           (b) To the best knowledge of the Borrower, (i) the Projects of the Borrower and its Subsidiaries and all operations at the Projects are in compliance with all applicable Environmental Laws, and (ii) with respect to all Projects owned by the Borrower and/or its Subsidiaries (x) for at least two (2) years, have in the last two years, or (y) for less than two (2) years, have for such period of ownership, been in compliance in all material respects with all applicable Environmental Laws.

                           (c)      Neither the Borrower nor any of its
                  Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                           (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Projects of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of the Borrower and its Subsidiaries in violation of, or in a manner that could give rise to liability of the Borrower or any Subsidiary under, any applicable Environmental Laws.

                           (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the best of Borrower's knowledge, will be named as a party with respect to the Projects of the Borrower and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of the Borrower and its Subsidiaries.

                           (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of the Borrower and its Subsidiaries, or arising from or related to the operations of the Borrower and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         5.21 Pro-forma Covenant Compliance. As of the date the Merger is consummated, the Borrower will be in compliance with each of its covenants contained in Section 6.19, 6.20, 6.21 and 6.23 after giving effect to the Merger. The pro-forma covenant calculation attached hereto as Exhibit C-1 was prepared on the assumption that the Merger will have been consummated and is, to the best knowledge of Borrower, an accurate estimation of Borrower's compliance with such financial covenants for the time periods specified.

                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

                  (i) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Borrower and its Subsidiaries, an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by the Borrower's chief financial officer or chief accounting officer;

                  (ii) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Borrower and its Subsidiaries, the following reports in form and substance reasonably satisfactory to the Lenders, all certified by the entity's chief financial officer or chief accounting officer: a statement of Funds From Operations, a statement of cash flows for each individual Project, a statement detailing Consolidated Outstanding Indebtedness, Consolidated Secured Indebtedness, and Consolidated Senior Unsecured Indebtedness, Consolidated Cash Flow (with a breakdown between Unencumbered Assets and other assets), a listing of capital expenditures, a report listing and describing all newly acquired Projects, including their Net Operating Income, cash flow, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary information and such other information on all Projects as may be reasonably requested by Administrative Agent;

                  (iii) As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the Borrower and its Subsidiaries, audited financial statements (including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year), setting forth in each case in comparative form the figures for the previous year, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, prepared by PricewaterhouseCoopers (or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Arrangers);

                  (iv) As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the Borrower and its Subsidiaries, a statement detailing the contributions to Consolidated Cash Flow from each individual Project for the prior fiscal year in form and substance reasonably satisfactory to the Required Lenders, certified by the entity's chief financial officer or chief accounting officer;

                  (v) Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of Exhibit C-2 hereto signed by the Borrower's chief financial officer or chief accounting officer showing the calculations and computations necessary to determine compliance with this Agreement and stating that, to such officer's knowledge, no Default or Unmatured Default exists, or if, to such officer's knowledge, any Default or Unmatured Default exists, stating the nature and status thereof;

                  (vi) As soon as possible and in any event within 10 days after a responsible officer of the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

                  (vii) As soon as possible and in any event within 10 days after receipt by a responsible officer of the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and
         (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect;

                  (viii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

                  (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other reports and any other public information which the Borrower or any of its Subsidiaries files with the Securities Exchange Commission; and

                  (x) Such other information (including, without limitation, financial statements for the Borrower and non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         6.2 Use of Proceeds. The Borrower will use the proceeds of the Facility solely to finance costs incurred in completing the Merger, including, without limitation, the refinancing of certain indebtedness of JDN. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (i) to purchase or carry any "margin stock" (as defined in Regulation
U) if such usage could constitute a violation of Regulation U by any Lender,
(ii) to fund any purchase of, or offer for, any Capital Stock of any Person, unless such Person has consented to such offer prior to any public announcements relating thereto, or (iii) to make any Acquisition other than a Permitted Acquisition.

         6.3 Notice of Default. The Borrower will give, and will cause each of its Subsidiaries to give, prompt notice in writing to the Administrative Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4 Conduct of Business. The Borrower will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, limited liability company, general partnership or limited partnership, as the case may be, in its jurisdiction of incorporation/formation (except with respect to mergers in accordance with Section 6.12 and Permitted Acquisitions) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct their businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect and, specifically, neither the Borrower nor its Subsidiaries may undertake any business other than the acquisition, development, ownership, management, operation and leasing of retail, office or industrial properties, and ancillary businesses specifically related to such types of properties.

         6.5 Taxes. The Borrower will pay, and will cause each of its Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Projects, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         6.6 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance which is consistent with the representation contained in Section 5.17 on all their Property and the Borrower will furnish to any Lender upon reasonable request full information as to the insurance carried.

         6.7 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, the violation of which could reasonably be expected to have a Material Adverse Effect.

         6.8 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep their respective Projects and Properties, reasonably necessary for the continuous operation of the Projects, in good repair, working order and condition, ordinary wear and tear excepted.

         6.9 Inspection. The Borrower will, and will cause each of its Subsidiaries to, permit the Lenders upon reasonable notice, by their respective representatives and agents, to inspect any of the Projects, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with officers thereof, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

         6.10 Maintenance of Status. The Borrower shall at all times (i) remain a corporation listed and in good standing on the New York Stock Exchange, and (ii) maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status.

         6.11 Dividends. Provided there is no then-existing Default or (after notice thereof to Borrower) Unmatured Default hereunder, the Borrower and its Subsidiaries shall be permitted to declare and pay dividends on their Capital Stock from time to time in amounts determined by Borrower, provided, however, that in no event shall Borrower declare or pay dividends on its Capital Stock if (a) dividends paid on account of any fiscal quarter, in the aggregate, would exceed 95% of Funds From Operations for such fiscal quarter, or (b) dividends paid on account of any fiscal year, in the aggregate, would exceed 90% of Funds From Operations for such fiscal year. Notwithstanding the foregoing, the Borrower shall be permitted at all times to distribute whatever amount of dividends is necessary to maintain its tax status as a real estate investment trust.

         6.12 Merger; Sale of Assets. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any merger (other than mergers in which such entity is the survivor and mergers of Subsidiaries (but not the Borrower) as part of transactions that are Permitted Acquisitions provided that following such merger the target entity becomes a Wholly-Owned Subsidiary of Borrower), consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of their Properties, except for (a) the Merger, (b) such transactions that occur between Wholly-Owned Subsidiaries or between Borrower and a Wholly-Owned Subsidiary, (c) mergers solely to change the jurisdiction of organization of a Subsidiary Guarantor, and (d) as otherwise approved in advance by the Required Lenders.

         6.13 Delivery of Subsidiary Guaranties. Borrower shall cause each of its existing Subsidiaries listed on Schedule 6, with the exception of Parcel J 1B Limited Partnership, to execute and deliver to the Agent the Subsidiary Guaranty. Within 10 days after the later of the date Borrower forms or acquires any Subsidiary or the date such Subsidiary first owns a Project (other than a Subsidiary which is a single-purpose entity which owns only Projects subject to securitized Indebtedness and which has restrictions on the creation of additional Indebtedness and other safeguards typically imposed on such single-purpose entities in securitized financings), Borrower shall cause such Subsidiary to execute and deliver to the Administrative Agent a Subsidiary Guaranty.

         6.14 Sale and Leaseback. The Borrower will not, nor will it permit any of its Subsidiaries to, sell or transfer a Substantial Portion of its Property in order to concurrently or subsequently lease such Property as lessee.

         6.15 Acquisitions and Investments. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, (except in connection with the consummation of the Merger), except:

                  (i)      Cash Equivalents;

                  (ii) Investments in existing Subsidiaries, Investments in Subsidiaries formed for the purpose of developing or acquiring Properties, Investments in joint ventures and partnerships engaged solely in the business of purchasing, developing, owning, operating, leasing and managing retail properties and office and industrial properties, and Investments in existence on the date hereof and described in Schedule 1 hereto;

                  (iii)    transactions permitted pursuant to Section 6.12; and

                  (iv) Acquisitions of Persons whose primary operations consist of the ownership, development, operation and management of retail, office or industrial properties;

provided that, after giving effect to such Acquisitions and Investments, Borrower continues to comply with all its covenants herein. Acquisitions permitted pursuant to this Section 6.15 shall be deemed to be "Permitted Acquisitions".

         6.16 Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

                  (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (ii) Liens imposed by law, such as carriers', warehousemen's materialman's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (iii) Liens arising out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                  (iv) Easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

                  (v) Liens on Projects existing on the date hereof which secure Indebtedness as described in Schedule 2 hereto; and

                  (vi) Liens other than Liens described in subsections (i) through (iv) above arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a Default in any of Borrower's covenants herein.

Liens permitted pursuant to this Section 6.16 shall be deemed to be "Permitted Liens".

         6.17 Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         6.18 Financial Undertakings. The Borrower will not enter into or remain liable upon, nor will it permit any Subsidiary to enter into or remain liable upon, any Financial Undertaking, except to the extent required to protect the Borrower and its Subsidiaries against increases in interest payable by them under variable interest Indebtedness.

         6.19 Variable Interest Indebtedness. The Borrower and its Subsidiaries shall not at any time permit the outstanding principal balance of Indebtedness which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness to exceed $1,100,000,000, unless all of such Indebtedness in excess of $1,100,000,000 is subject to a Rate Management Transaction approved by the Administrative Agent that effectively converts the interest rate on such excess to a fixed rate.

         6.20 Consolidated Net Worth. The Borrower shall maintain a Consolidated Net Worth of not less than the sum of (i) $1,300,000,000 plus (ii) ninety percent (90%) of the aggregate proceeds received by the Borrower (net of customary related fees and expenses) in connection with any offering of stock, including, without limitation, perpetual preferred stock and all other preferred stock, in the Borrower after May 29, 2002, and on or prior to the date such determination of Consolidated Net Worth is made provided that no proceeds shall be deemed received to the extent that such offering involves only the replacement or reissuance of common or preferred stock.

         6.21 Indebtedness and Cash Flow Covenants. The Borrower on a consolidated basis with its Subsidiaries, shall not permit:

                  (i) Consolidated Outstanding Indebtedness to exceed (A) fifty-eight percent (58%) of Consolidated Market Value, as of any date through and including December 30, 2003, or (B) fifty-five percent (55%) of Consolidated Market Value, as of any date thereafter;

                  (ii) Consolidated Secured Indebtedness to exceed thirty-five percent (35%) of Consolidated Market Value, as of the last day of any fiscal quarter;

                  (iii) Subordinated Indebtedness to exceed ten percent (10%) of the Value of Unencumbered Assets, as of any date;

                  (iv) the Value of Unencumbered Assets to be less than 1.75 times the Consolidated Senior Unsecured Indebtedness, as of any date;

                  (v) the aggregate Net Operating Income for the two (2) most recent fiscal quarters of the Consolidated Group for which results have been reported under Section 6.1 from all Unencumbered Assets qualifying for inclusion in the Value of Unencumbered Assets as of the date of determination to be less than 1.75 times the portion of Consolidated Interest Expense for such two (2) most recent fiscal quarters attributable to Consolidated Senior Unsecured Indebtedness, as of the last day of any fiscal quarter;

                  (vi) Consolidated Cash Flow to be less than 2.0 times the Consolidated Debt Service, based on the most recent two (2) fiscal quarters, for which the Consolidated Group has reported results under
         Section 6.1, annualized, as of the last day of any fiscal quarter; or

                  (vii) Consolidated Cash Flow to be less than 1.5 times Fixed Charges, based on the most recent two (2) fiscal quarters, as of the last day of any fiscal quarter.

         6.22     Environmental Matters. Borrower and its Subsidiaries shall:

                           (a) Comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect; provided that in no event shall the Borrower or its Subsidiaries be required to modify the terms of leases, or renewals thereof, with existing tenants (i) at Projects owned by the Borrower or its Subsidiaries as of the date hereof, or
                  (ii) at Projects hereafter acquired by the Borrower or its Subsidiaries as of the date of such acquisition, to add provisions to such effect.

                           (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (ii) the Borrower has determined in good faith that contesting the same is not in the best interests of the Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

                           (c)      Defend, indemnify and hold harmless
                  Administrative Agent, the Arrangers and each Lender, and their respective officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

                           (d) Prior to the acquisition of a new Project after the Agreement Execution Date, perform or cause to be performed an environmental investigation which investigation shall at a minimum comply with the specifications and procedures attached hereto as Exhibit G. In connection with any such investigation, Borrower shall cause to be prepared a report of such investigation, to be made available to any Lenders upon reasonable request, for informational purposes and to assure compliance with the specifications and procedures.

         6.23     Permitted Investments.

                           (a) The Consolidated Group's Investment in Investment Affiliates, as determined in accordance with GAAP, shall not at any time exceed thirty percent (30%) of Consolidated Market Value.

                           (b) The Consolidated Group's Investment in Developable Land (with each asset valued at the lower of its acquisition cost and its fair market value) shall not at any time exceed seven and one half percent (7.5%) of Consolidated Capitalization Value.

                           (c) The Consolidated Group's Investment in Passive Non-Real Estate Investments (with each asset valued at the lower of its acquisition cost and its fair market value) shall not at any time exceed seven and one half percent (7.5%) of Consolidated Capitalization Value.

                           (d) The Consolidated Group's Investment in First Mortgage Receivables (with each asset valued at the lower of its acquisition cost and its fair market value) shall not at any time exceed five percent (5%) of Consolidated Capitalization Value.

                           (e) The Consolidated Group's Investment in Assets Under Development shall not at any time exceed fifteen percent (15%) of Consolidated Capitalization Value.

                           (f)      The Consolidated Group's aggregate
                  Investment in Developable Land, Passive Non-Real Estate Investments, First Mortgage Receivables and Assets Under Development shall not at any time exceed twenty-five (25%) of Consolidated Capitalization Value.

                                   ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1      Nonpayment of any principal payment on any Note when due.

         7.2 Nonpayment of interest upon any Note or other payment Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

         7.3 The breach of any of the terms or provisions of Sections 6.2 through 6.21 and 6.23.

         7.4 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any material certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.5 The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2, 7.3 or 7.4) of any of the terms or provisions of this Agreement which is not remedied within fifteen (15) days after written notice from the Administrative Agent or any Lender.

         7.6 Failure of the Borrower or any of its Subsidiaries to pay when due (A) any Recourse Indebtedness in excess of $10,000,000 in the aggregate or
(B) any Indebtedness, whether or not Recourse Indebtedness, in excess of $40,000,000 in the aggregate; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement, or any other event shall occur or condition exist, which causes or permits (A) any Recourse Indebtedness of the Borrower or any of its Subsidiaries in excess of $10,000,000 in the aggregate or (B) any Indebtedness, whether or not Recourse Indebtedness, in excess of $40,000,000 in the aggregate to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof (provided that the failure to pay any such Indebtedness shall not constitute a Default so long as the Borrower or its Subsidiaries is diligently contesting the payment of the same by appropriate legal proceedings and the Borrower or its Subsidiaries have set aside, in a manner reasonably satisfactory to Administrative Agent, a sufficient reserve to repay such Indebtedness plus all accrued interest thereon calculated at the default rate thereunder and costs of enforcement in the event of an adverse outcome).

         7.7 The Borrower, or any Subsidiary having more than $10,000,000 of Equity Value, shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this
Section 7.7, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.8 or (vii) admit in writing its inability to pay its debts generally as they become due.

         7.8 A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary having more than $10,000,000 of Equity Value, or for any Substantial Portion of the Property of the Borrower or such Subsidiary, or a proceeding described in Section 7.7(iv) shall be instituted against the Borrower or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

         7.9 The Borrower or any of its Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against Borrower or any Subsidiary would exceed $10,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith.

         7.10 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $500,000 per annum.

         7.11 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $500,000.

         7.12 Failure to remediate within the time period permitted by law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems at Properties owned by the Borrower or any of its Subsidiaries or Investment Affiliates if the estimated costs of remediation at all such Properties in the aggregate exceed $20,000,000.

         7.13 The occurrence of any "Default" as defined in any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

         7.14     The occurrence of any Material Adverse Effect.

         7.15 The occurrence of a "Default" as such term is defined in the Revolving Credit Agreement.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1 Acceleration. If any Default described in Section 7.7 or 7.8 occurs with respect to the Borrower, the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders, may declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. If any automatic or optional acceleration has occurred, the Administrative Agent, as directed by the Required Lenders (or if no such direction is given within 30 days after a request for direction, as the Administrative Agent deems in the best interests of the Lenders, in its sole discretion), shall use its good faith efforts to collect, including without limitation, by filing and diligently pursuing judicial action, all amounts owed by the Borrower and any Subsidiary Guarantor under the Loan Documents.

         If, after acceleration of the maturity of the Obligations and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, all of the Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement or waiver shall, without the consent of all Lenders:

                  (i) Extend the Facility Termination Date (subject to the provisions of Section 2.21) or forgive all or any portion of the principal amount of any Loan or accrued interest thereon, reduce the Applicable Margins (or modify any definition herein which would have the effect of reducing the Applicable Margins) or the underlying interest rate options or extend the time of payment of any such principal, interest or fees.

                  (ii) Release any Subsidiary Guarantor (other than a Subsidiary Guarantor that has liquidated all of its assets and applied all of the proceeds of such liquidation in accordance with its organizational documents) from the Subsidiary Guaranty or any other future guarantor (other than a Subsidiary Guarantor that has liquidated all of its assets and applied all of the proceeds of such liquidation in accordance with its organizational documents) from any liability it may undertake with respect to the Obligations.

                  (iii) Reduce the percentage specified in the definition of Required Lenders.

                  (iv)     Increase the Aggregate Commitment beyond
         $300,000,000.

                  (v) Permit the Borrower to assign its rights under this Agreement.

                  (vi)     Amend Sections 2.3, 2.12, 2.19, 8.1, 8.2, 11.2 or the
         definition of Required Lenders.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.

         8.3 Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

         9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3 Taxes. Any taxes (excluding taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         9.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior commitments, agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

         9.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         9.7 Expenses; Indemnification. The Borrower shall reimburse the Arrangers and Administrative Agent for any costs, internal charges and out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and fees and reasonable expenses for attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent and Arrangers in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment or modification of the Loan Documents. The Borrower also agrees to reimburse the Arrangers, Administrative Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including, without limitation, all fees and reasonable expenses for attorneys for the Administrative Agent and the Lenders, which attorneys may be employees of the Administrative Agent or the Lenders) paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout). The Borrower further agrees to indemnify the Administrative Agent, the Syndication Agent, Arrangers, each Lender and their Affiliates, and their directors and officers against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all fees and reasonable expenses for attorneys of the indemnified parties, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Syndication Agent either Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Projects, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         9.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         9.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

         9.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.11 Nonliability of Lenders. The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         9.12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         9.13 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         9.14 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                                   ARTICLE X

                            THE ADMINISTRATIVE AGENT

         10.1 Appointment. Bank of America, N.A. is hereby appointed Administrative Agent hereunder and under each other Loan Document, and subject to Sections 10.9 and 10.11, each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this
Article X. The Administrative Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

         10.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent. The Administrative Agent shall administer this Agreement in the same manner and with the same standard of care as it administers similar agreements for its own account.

         10.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for (i) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct; or
(ii) any determination by the Administrative Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances hereunder to be classified as being part of a "highly leveraged transaction". The foregoing shall not limit the liability of the Administrative Agent for a breach of its express obligations and undertakings to the Lenders hereunder which continues after written notice to the Administrative Agent of such breach and its failure to cure such breach within a reasonable time after such notice.

         10.4 No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. Except as otherwise specifically provided herein, the Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity). Notwithstanding anything to the contrary herein, Administrative Agent shall make available promptly after the Agreement Execution Date to any Lender copies of all Loan Documents in its possession which are requested by any such Lender. Administrative Agent shall also furnish to all Lenders promptly after such items are available in final form copies of Default notices issued to the Borrower, amendments to any Loan Documents being proposed by the Administrative Agent or the Borrower, financial statements of the Borrower required hereunder, compliance certificates from the Borrower required by this Agreement or any other notice or communication from the Borrower specifically relating to this Agreement which is actually received by the Administrative Agent. Promptly after the Administrative Agent has actual knowledge of the occurrence of a Default hereunder, the Administrative Agent shall so notify the Lenders.

         10.5 Action on Instructions of Lenders. Notwithstanding anything herein to the contrary, the Administrative Agent shall in all cases be fully protected in so acting, or refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all of the Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant to such written instructions shall be binding on all of the Lenders and on all holders of Notes and on the Administrative Agent.

         10.6 Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent, acting in good faith, shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         10.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         10.8 Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Percentage (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct or a breach of the Administrative Agent's express obligations and undertakings to the Lenders which is not cured after written notice and within the period described in Section
10.3. To the extent any amounts so paid by Lenders are thereafter recovered by the Administrative Agent from the Borrower or any Subsidiary Guarantor or otherwise, such recovered amount shall be remitted to the Lenders making such payment on a pro rata basis in accordance with their respective portions of such payment. The obligations of the Lenders and the Administrative Agent under this
Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9 Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender but if the Administrative Agent is no longer a Lender, the Administrative Agent shall resign and a successor shall be appointed as described in Section
10.11. The rights and duties of the Administrative Agent are separate from its rights and duties as a Lender and no transfer of all or any part of the Administrative Agent's Percentage interest as a Lender in the Loans hereunder shall be deemed to transfer any of its rights and duties as Administrative Agent to its successor or successors as a Lender.

         10.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.11 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. Bank of America (or any successor Administrative Agent) may be removed as Administrative Agent by written notice received by Administrative Agent from the Required Lenders at any time with cause (i.e., a breach by Bank of America (or any successor Administrative Agent) of its duties as Administrative Agent hereunder) or for gross negligence or willful misconduct. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign or receiving such a request to resign, then the resigning Administrative Agent shall, prior to the effective date of its resignation, appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent which shall be a Lender, so long as a Lender agrees to accept such appointment. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative

Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any of its Affiliates to or for the credit or account of the Borrower or any Subsidiary Guarantor may be offset and applied toward the payment of the Obligations owing to such Lender at any time prior to the date that such Default has been fully cured, whether or not the Obligations, or any part hereof, shall then be due.

         11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         12.2     Participations.

                  12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, pension funds, or any other funds or entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or releases any Subsidiary from the Subsidiary Guaranty.

                  12.2.3 Benefit of Setoff. The Borrower agrees that each Participant which has previously advised the Borrower in writing of its purchase of a participation in a Lender's interest in its Loans shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents. Each Lender shall retain the right of setoff provided in
         Section 11.1 with respect to the amount of participating interests sold to each Participant, provided that such Lender and Participant may not each setoff amounts against the same portion of the Obligations, so as to collect the same amount from the Borrower twice. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3     Assignments.

                  12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any of such Lender's affiliates or to one or more banks, financial institutions or pension funds, or with the prior approval of the Borrower, which shall not be unreasonably withheld or delayed, any other entity ("Purchasers") all or any portion of its rights and obligations under the Loan Documents. Each such assignment shall (unless each of Borrower and Administrative Agent otherwise consents) be in the amount not less than the lesser of (i) $5,000,000, or (ii) the remaining principal amount of the Loans due to the assigning Lender (calculated on the date of such assignment). Notwithstanding the foregoing, no approval of the Borrower shall be required for any such assignment if a Default has occurred and is then continuing. Such assignment shall be substantially in the form of Exhibit D hereto or in such other form as may be agreed to by the parties thereto. The consent of the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld. Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, Lender may at any time and from time to time pledge and assign all or any portion of its any rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

                  12.3.2 Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee by the assignor or assignee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender, and the transferor Lender shall automatically be released on the effective date of such assignment, with respect to the percentage of the Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser.

         12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Subsidiaries, subject to Section 12.6.

         12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.

         12.6 Confidentiality. The Administrative Agent and Lenders agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to them by the Borrower or by any other Person on the Borrower's behalf in connection with the Loan Documents and agree that neither they nor any of their Affiliates shall disclose any such information for any purpose or in any manner other than pursuant to the terms contemplated by the Loan Documents. The Administrative Agent and each Lender may disclose such information (1) at the request of any regulatory authority with jurisdiction over the Administrative Agent and/or the Lenders or in connection with an examination of such Person by any such authority, (2) pursuant to subpoena or other process of a court having jurisdiction over the Administrative Agent and/or the Lenders, (3) when required to do so in accordance with the provisions of any applicable law, (4) at the express direction of any other governmental authority, with jurisdiction over the Administrative Agent and/or the Lenders, of any State of the United States of America or of any other jurisdiction in which such Person conducts its business,
(5) to such Person's independent auditors, attorneys and other professional advisors, (6) if such information has become public other than through disclosure by such Person or any Lender, (7) in connection with any litigation involving such Person, and (8) to any Affiliate of such Person which agrees to be bound by this Section 12.6. Notwithstanding the foregoing, the Borrower authorizes each of the Administrative Agent and each Lender to disclose to any prospective or actual Transferee such financial and other information in its possession (i) which has been delivered to such Person pursuant to the Loan Documents or which has been delivered to such Person by the Borrower prior to entering into the Loan Documents, or (ii) which is reasonably necessary to effectuate the purposes of this Agreement and the Loan Documents; provided that, unless otherwise agreed by the Borrower, such Transferee shall agree to keep such information confidential to the same extent required to the Administrative Agent or any Lender, as applicable, hereunder.

                                  ARTICLE XIII

                                     NOTICES

         13.1 Giving Notice. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address (or to counsel for such party) as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         13.2 Change of Address. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

                  (Remainder of page intentionally left blank.)

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                    DEVELOPERS DIVERSIFIED REALTY CORPORATION

                                    By: /s/ Joan U. Allgood
                                        ---------------------------------------
                                    Print Name: Joan U. Allgood
                                    Title: Senior Vice President and Secretary

                                    3300 Enterprise Parkway
                                    Beachwood, Ohio  44122
                                    Phone:  216/755-5506
                                    Facsimile: 216/755-1506
                                    Attention: Scott A. Wolstein

COMMITMENTS:

$30,000,000                         BANK OF AMERICA, N.A.,
                                    Individually and as Administrative Agent

                                    By: /s/ Michael Edwards
                                        ---------------------------------------
                                    Print Name: Michael Edwards
                                    Title: Managing Director

                                    Bank of America
                                    231 S. LaSalle Street
                                    IL1-231-12-18
                                    Chicago, IL 60604
                                    Phone: (312) 828-5175
                                    Facsimile: (312) 974-4970
                                    Attention: Michael W. Edwards

                                    With a copy to:

                                    Bank of America
                                    Agency Management
                                    901 Main Street, 14th Floor
                                    TX1-492-14-5
                                    Dallas, TX 75202
                                    Phone: (214) 209-4109
                                    Facsimile: (214) 290-9448
                                    Attention: Kajal Patel

$30,000,000                         WELLS FARGO BANK, NATIONAL
                                    ASSOCIATION
                                    Individually and as Syndication Agent

                                    By: /s/ Scott S. Solis
                                        --------------------------------------
                                    Print Name: Scott S. Solis
                                    Title: Vice President

                                    Wells Fargo
                                    Real Estate Finance Group
                                    225 W. Wacker Drive
                                    Suite 2550
                                    Chicago, IL 60606
                                    Phone: (312) 269-4818
                                    Facsimile: (312) 782-0969
                                    Attention: Scott Solis

  $30,000,000                       COMMERZBANK AG NEW YORK and
                                    GRAND CAYMAN BRANCHES, Individually and
                                    as Co-Documentation Agent

                                    By: /s/ Christian Berry
                                        --------------------------------------
                                    Print Name: Christian Berry
                                    Title: Vice President

                                    By: /s/ Steve Rosamilia
                                        --------------------------------------
                                    Print Name: Steve Rosamilia
                                    Title: Vice President

                                    Commerzbank AG New York and Grand Cayman
                                    Branches
                                    2 World Financial Center
                                    New York, NY  10281
                                    Phone: (212) 266-7206
                                    Facsimile: (212) 266-7565
                                    Attention: Christian Berry

$30,000,000                         EUROHYPO AG, NEW YORK BRANCH,
                                    Individually and as Co-Documentation Agent

                                    By: /s/ Johannes Bocckmann
                                        --------------------------------------
                                    Print Name: Johannes Bocckmann
                                    Title: Managing Director

                                    By: /s/ Peter Tzelios
                                        --------------------------------------
                                    Print Name: Peter Tzelios
                                    Title: Director

                                    Eurohypo AG, New York Branch
                                    123 North Wacker Drive
                                    Suite 2300
                                    Chicago, IL 60606
                                    Phone: (312) 267-8866
                                    Facsimile: (312) 862-8875
                                    Attention: Curt Steiner

$25,000,000                         SOVEREIGN BANK

                                    By: /s/ T. Gregory Donohue
                                        --------------------------------------
                                    Print Name: T. Gregory Donohue
                                    Title: Vice President

                                    Sovereign Bank
                                    75 State Street
                                    MA 1 SST 0411
                                    Boston, MA  02109
                                    Phone: (617) 757-5578
                                    Facsimile: (617) 757-5652
                                    Attention: T. Gregory Donohue

$25,000,000                         SOUTHTRUST BANK

                                    By: /s/ Ronald A. Brantley, II
                                        --------------------------------------
                                    Print Name: Ronald A. Brantley, II
                                    Title: Assistant Vice President

                                    SouthTrust Bank
                                    A-001-TW-1105
                                    420 North 20th Street
                                    11th Floor
                                    Birmingham, AL  35203
                                    Phone: (205) 254-4438
                                    Facsimile: (205) 254-8270
                                    Attention: Ronnie Brantley

$25,000,000                         SUNTRUST BANK

                                    By: /s/ Gregory T. Herstman
                                        --------------------------------------
                                    Print Name: Gregory T. Herstman
                                    Title: Senior Vice President

                                    SunTrust Bank
                                    8245 Boone Blvd.
                                    Suite 820
                                    Vienna, VA  22182
                                    Phone: (703) 902-9039
                                    Facsimile: (703) 902-9245
                                    Attention: Nancy B. Richards

$25,000,000                         ING CAPITAL LLC

                                    By: /s/ David J. Lattimer
                                        --------------------------------------
                                    Print Name: David J. Lattimer
                                    Title: Vice President

                                    ING CAPITAL LLC
                                    1325 Avenue of the Americas
                                    New York, NY  10019
                                    Phone: (646) 424-6209
                                    Facsimile: (646) 424-6210
                                    Attention: David J. Lattimer

$25,000,000                         LASALLE BANK NATIONAL ASSOCIATION

                                    By: /s/ Robert Goeckel
                                        --------------------------------------
                                    Print Name: Robert Goeckel
                                    Title: Commercial Loan Officer

                                    LaSalle Bank, National Association
                                    135 South LaSalle Street
                                    Suite 1225
                                    Chicago, IL  60603
                                    Phone: (312) 904-4705
                                    Facsimile: (312) 904-6691
                                    Attention: Robert Goeckel

$20,000,000                         DEUTSCHE BANK TRUST COMPANY
                                    AMERICAS

                                    By: /s/ Linda Wang
                                        --------------------------------------
                                    Print Name: Linda Wang
                                    Title: Vice President

                                    Deutsche Bank Trust Company Americas
                                    200 Crescent Court
                                    Suite 530
                                    Dallas, TX  75201
                                    Phone: (214) 740-7913
                                    Facsimile: (214) 740-7910
                                    Attention: Gerard Dupont

$15,000,000                         BANK ONE, NA

                                    By: /s/ Timothy J. Carew
                                        -----------------------------
                                    Print Name: Timothy J. Carew
                                    Title: Director Capital Markets

                                    Bank One, NA
                                    1 Bank One Plaza
                                    Suite IL 1-0315
                                    Chicago, IL  60670
                                    Phone: (312) 732-5419
                                    Facsimile: (312) 732-5939
                                    Attention: Timothy J. Carew

$15,000,000                         PNC BANK, N.A.

                                    By: /s/ Michael E. Smith
                                        --------------------------------------
                                    Print Name: Michael E. Smith
                                    Title: Vice President

                                    PNC Bank, NA
                                    249 Fifth Avenue
                                    19th Floor
                                    Pittsburgh, PA  15222
                                    Phone: (412) 768-9135
                                    Facsimile: (412) 768-6500
                                    Attention: Michael E. Smith

$5,000,000                          THE NORTHERN TRUST COMPANY

                                    By: /s/ Robert W. Wiarda
                                        --------------------------------------
                                    Print Name: Robert W. Wiarda
                                    Title: Vice President

                                    The Northern Trust Company
                                    50 South LaSalle
                                    Chicago, IL 60675
                                    Phone: (312) 444-3380
                                    Facsimile: (312) 444-7028
                                    Attention: Robert Wiarda

                                    EXHIBIT A

                                      NOTE

                                                                 _________, 2003

         Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the "Borrower"), promises to pay to the order of _________________________ (the "Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of Bank of America, N.A. in _____________, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date or such earlier date as may be required under the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of ________, 2003 among the Borrower, Bank of America, N.A, individually and as Administrative Agent, Wells Fargo Bank, National Association, individually and as Syndication Agent and the other Lenders named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         If there is a Default under the Agreement or any other Loan Document and Agent exercises the remedies provided under the Agreement and/or any of the Loan Documents for the Lenders, then in addition to all amounts recoverable by the Agent and the Lenders under such documents, Agent and the Lenders shall be entitled to receive reasonable attorneys fees and expenses incurred by Agent and the Lenders in connection with the exercise of such remedies.

         Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

                                      A2-1

         This Note shall be governed and construed under the internal laws of the State of Illinois.

         BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

                                    DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation

                                    By:_________________________________________
                                    Print Name:_________________________________
                                    Title:______________________________________

                                      A2-2

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
              TO NOTE OF DEVELOPERS DIVERSIFIED REALTY CORPORATION,
                            DATED ____________, 2003

                                                                        Maturity
                    Principal                Maturity                  Principal
                    Amount of               of Interest                  Amount                 Unpaid
Date                  Loan                    Period                      Paid                  Balance
----                ---------               -----------                ---------                -------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                                      A2-3

                                    EXHIBIT B

                                 FORM OF OPINION

                                    EXHIBIT C

                                    EXHIBIT D

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:

2.       Assignee:_______________________________[and is an Affiliate/Approved
                   Fund of [identify Lender](1)
3.       Borrower(s):

4.       Administrative Agent:_________________________________, as the agent under the Credit Agreement.

5. Credit Agreement: The [amount] Credit Agreement dated as of ___________ among [name of Borrower(s)], the Lenders party thereto, [name of Administrative Agent], as Administrative Agent, and the other agents party thereto.

-----------------------

(1)      Select as applicable.
                                      D-1

6.       Assigned Interest:

-------------------------------   ----------------------------   ----------------------------   ----------------------------
                                       Aggregate Amount of                Amount of
                                    Commitment/Loans for all           Commitment/Loans            Percentage Assigned of
      Facility Assigned                     Lenders*                      Assigned*                  Commitment/Loans(2)
-------------------------------   ----------------------------   ----------------------------   ----------------------------
____________(3)                   $                              $                              _______%
-------------------------------   ----------------------------   ----------------------------   ----------------------------
___________                       $                              $                              _______%
-------------------------------   ----------------------------   ----------------------------   ----------------------------
___________                       $                              $                              _______%
-------------------------------   ----------------------------   ----------------------------   ----------------------------

7.       Trade Date: _________________________________________________ (4)
Effective Date: ____________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                      ASSIGNOR
                                      [NAME OF ASSIGNOR]
                                      By: ______________________________________

                                      Title: ___________________________________

                                      ASSIGNEE
                                      [NAME OF ASSIGNEE]
                                      By: ______________________________________

                                      Title: ___________________________________

[Consented to and](5) Accepted:

[NAME OF ADMINISTRATIVE AGENT], as Administrative Agent

By: ________________________________________

Title: _____________________________________

[Consented to:](6)

*Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment," "Term Loan Commitment,", etc.)

(4) Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

(5) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(6) To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

[NAME OF RELEVANT PARTY]
By: ________________________________________

Title: _____________________________________

                                     ANNEX 1
                            TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

         1.       Representations and Warranties.

         1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder,
(iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA,
(v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

         3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois.

                                    EXHIBIT E

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To:      Bank of America, N.A.
         as Administrative Agent (the "Agent")
         under the Credit Agreement Described Below

Re: Credit Agreement, dated ________, 2003 (as the same may be amended or modified, the "Credit Agreement"), among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the "Borrower"), the Agent, and the Lenders named therein. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.13 of the Credit Agreement.

Facility Identification Number(s) ______________________________________________

Customer/Account Name __________________________________________________________

Transfer Funds To ______________________________________________________________

                  ______________________________________________________________

For Account No. ________________________________________________________________

Reference/Attention To _________________________________________________________

Authorized Officer (Customer Representative)           Date ____________________

                                                       _________________________
_________________________________                             Signature
(Please Print)

Bank Officer Name                                      Date ____________________

                                                       _________________________
                                                              Signature
__________________________________
(Please Print)

    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT F

                               SUBSIDIARY GUARANTY

         This Guaranty is made as of _________, 2003 by the parties identified in the signature pages thereto, and any Joinder to Guaranty hereafter delivered (collectively, the "Subsidiary Guarantors"), to and for the benefit of Bank of America, N.A., individually and as administrative agent ("Administrative Agent") for itself and the lenders under the Credit Agreement (as defined below) and their respective successors and assigns (collectively, the "Lenders").

                                    RECITALS

         A. Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio ("Borrower"), and Subsidiary Guarantors have requested that the Lenders make a term credit facility available to Borrower in an aggregate principal amount of $300,000,000 (the "Facility").

         B. The Lenders have agreed to make available the Facility to Borrower pursuant to the terms and conditions set forth in a Credit Agreement of even date herewith between Borrower, Bank of America, N.A., individually, and as Administrative Agent, Wells Fargo Bank, National Association, individually, and as Syndication Agent, and the Lenders named therein (as amended, modified or restated from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

         C. Borrower has executed and delivered or will execute and deliver to the Lenders promissory notes in the principal amount of each Lender's Loans as evidence of Borrower's indebtedness to each such Lender with respect to the Facility (the promissory notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Credit Agreement, are collectively referred to herein as the "Notes").

         D. Subsidiary Guarantors are direct or indirect subsidiaries of Borrower. Subsidiary Guarantors acknowledge that the extension of credit by the Administrative Agent and the Lenders to Borrower pursuant to the Credit Agreement will benefit Subsidiary Guarantors by making funds available to Subsidiary Guarantors through Borrower and by enhancing the financial strength of the consolidated group of which Subsidiary Guarantors and Borrower are members. The execution and delivery of this Guaranty by Subsidiary Guarantors are conditions precedent to the performance by the Lenders of their obligations under the Credit Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, Subsidiary Guarantors, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agree as follows:

         1. Subsidiary Guarantors absolutely, unconditionally, and irrevocably guaranty to each of the Lenders:

                  (a) the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Notes, the Credit Agreement, and the other Loan Documents;

                  (b) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

                  (c) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Credit Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the "Facility Indebtedness." All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the "Obligations." Subsidiary Guarantors and Lenders agree that each Subsidiary Guarantor's obligations hereunder shall not exceed the greater of: (i) the aggregate amount of all monies received, directly or indirectly, by such Subsidiary Guarantor from Borrower after the date hereof (whether by loan, capital infusion or other means), or (ii) the maximum amount of the Facility Indebtedness not subject to avoidance by such Subsidiary Guarantor under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (the "Bankruptcy Code"). To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if such Subsidiary Guarantor are not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, such Subsidiary Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Subsidiary Guarantor insolvent, or leave such Subsidiary Guarantor with an unreasonably small capital to conduct its business, or cause such Subsidiary Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are defined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code. In the event a Subsidiary Guarantor shall make any payment or payments under this Guaranty each other guarantor of the Facility Indebtedness shall contribute to such Subsidiary Guarantor an amount equal to such non-paying Subsidiary Guarantor's pro rata share (based on their respective maximum liabilities hereunder and under such other guaranty) of such payment or payments made by such Subsidiary Guarantor, provided that such contribution right shall be subordinate and junior in right of payment in full of all the Facility Indebtedness to Lenders.

         2. Subject to the preceding limitations, in the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Subsidiary Guarantors agree, on demand by the Administrative Agent or the holder of a Note, to pay all the Facility Indebtedness and to perform all the Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Notes, the Credit Agreement, and the other Loan Documents.

         3. Subsidiary Guarantors do hereby waive (i) notice of acceptance of this Guaranty by the Administrative Agent and the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Subsidiary Guarantors may have against Borrower or which Subsidiary Guarantors or Borrower may have against the Administrative Agent or the Lenders or the holder of a Note, (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment (other than as provided for in Paragraph 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Subsidiary Guarantors with liability, (iv) any failure by the Administrative Agent and the Lenders to inform Subsidiary Guarantors of any facts the Administrative Agent and the Lenders may now or hereafter know about Borrower, the Facility, or the transactions contemplated by the Credit Agreement, it being understood and agreed that the Administrative Agent and the Lenders have no duty so to inform and that Subsidiary Guarantors are fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and
(v) any and all right to cause a marshalling of assets of Borrower or any other action by any court or governmental body with respect thereto, or to cause the Administrative Agent and the Lenders to proceed against any other security given to a Lender in connection with the Facility Indebtedness or the Obligations. Credit may be granted or continued from time to time by the Lenders to Borrower without notice to or authorization from Subsidiary Guarantors, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with Subsidiary Guarantors the Lenders' assessment of the financial condition of Borrower. Subsidiary Guarantors acknowledge that no representations of any kind whatsoever have been made by the Administrative Agent and the Lenders to Subsidiary Guarantors. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent and the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent and the Lenders. Subsidiary Guarantors further agree that any exculpatory language contained in the Credit Agreement, the Notes, and the other Loan Documents shall in no event apply to this Guaranty, and will not prevent the Administrative Agent and the Lenders from proceeding against Subsidiary Guarantors to enforce this Guaranty.

         4. Subsidiary Guarantors further agree that Subsidiary Guarantors' liability as guarantor shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Subsidiary Guarantors of the time for payment of interest or principal under a Note or by any forbearance or delay in collecting interest or principal under a Note, or by any waiver by the Administrative Agent and the Lenders under the Credit Agreement, or any other Loan Documents, or by the Administrative Agent or the Lenders' failure or election not to pursue any other remedies they may have against Borrower, or by any change or modification in a Note, the Credit Agreement, or any other Loan Documents, or by the acceptance by the Administrative Agent or the Lenders of any security or any increase, substitution or change therein, or by the release by the Administrative Agent and the Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though a Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Subsidiary Guarantors shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Credit Agreement, and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Subsidiary Guarantors further understand and agree that the Administrative Agent and the Lenders may at any time enter into agreements with Borrower to amend and modify a Note, the Credit Agreement or any of the other Loan Documents, or any thereof, and may waive or release any provision or provisions of a Note, the Credit Agreement, or any other Loan Document and, with reference to such instruments, may make and enter into any such agreement or agreements as the Administrative Agent, the Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of the Administrative Agent and the Lenders' rights hereunder or any of Subsidiary Guarantors' obligations hereunder.

         5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Subsidiary Guarantors agree that their obligations hereunder shall be joint and several, including without limitation with respect to any and all other guarantees given in connection with the Facility from time to time. Subsidiary Guarantors agree that this Guaranty may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with a Note, the Credit Agreement, or any of the other Loan Documents or by or resorting to any other guaranties, and Subsidiary Guarantors hereby waive the right to require the Administrative Agent and the Lenders to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Subsidiary Guarantors further agree that nothing contained herein or otherwise shall prevent the Administrative Agent and the Lenders from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under a Note, the Credit Agreement or any other Loan Documents, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Subsidiary Guarantors' obligations hereunder, it being the purpose and intent of Subsidiary Guarantors that the obligations of such Subsidiary Guarantors hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Subsidiary Guarantors' obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under a Note, the Credit Agreement or any other Loan Document or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to a Note, the Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to such Lender had not been made, regardless of whether such Lender contested the order requiring the return of such payment. The obligations of Subsidiary Guarantors pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

         6. This Guaranty shall be assignable by a Lender to any assignee of all or a portion of such Lender's rights under the Loan Documents.

         7. If: (i) this Guaranty, a Note, or any of the Loan Documents are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent the Administrative Agent or any Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty, a Note, the Credit Agreement, or any Loan Document;
(iii) an attorney is retained to enforce any of the other Loan Documents or to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent the Administrative Agent or any Lender in any other legal proceedings whatsoever in connection with this Guaranty, a Note, the Credit Agreement, any of the Loan Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Administrative Agent alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Subsidiary Guarantors shall pay to the Administrative Agent or such Lender upon demand all reasonable attorney's fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder.

         8. The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Administrative Agent and the Lender or the holder of a Note under the remainder of this Guaranty shall continue in full force and effect.

         9. Any indebtedness of Borrower to Subsidiary Guarantors now or hereafter existing is hereby subordinated to the Facility Indebtedness. Subsidiary Guarantors will not seek, accept, or retain for Subsidiary Guarantors' own account, any payment from Borrower on account of such subordinated debt at any time when a Default or Unmatured Default exists under the Credit Agreement or the Loan Documents, and any such payments to Subsidiary Guarantors made while any Default or Unmatured Default then exists under the Credit Agreement or the Loan Documents on account of such subordinated debt shall be collected and received by Subsidiary Guarantors in trust for the Lenders and shall be paid over to the Administrative Agent on behalf of the Lenders on account of the Facility Indebtedness without impairing or releasing the obligations of Subsidiary Guarantors hereunder.

         10. Subsidiary Guarantors hereby subordinate to the Facility Indebtedness any and all claims and rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and set-off rights, which Subsidiary Guarantors may have against Borrower arising from a payment made by Subsidiary Guarantors under this Guaranty and agree that, until the entire Facility Indebtedness is paid in full, not to assert or take advantage of any subrogation rights of Subsidiary Guarantors or the Lenders or any right of Subsidiary Guarantors or the Lenders to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by the Lenders for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Subsidiary Guarantors seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Subsidiary Guarantors hereunder. It is expressly understood that the agreements of Subsidiary Guarantors set forth above constitute additional and cumulative benefits given to the Lenders for their security and as an inducement for their extension of credit to Borrower.

         11. Any amounts received by a Lender from any source on account of any indebtedness may be applied by such Lender toward the payment of such indebtedness, and in such order of application, as a Lender may from time to time elect.

         12. Subsidiary Guarantors hereby submit to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Subsidiary Guarantors hereby consent to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, in any action, suit, or proceeding which the Administrative Agent or a Lender may at any time wish to file in connection with this Guaranty or any related matter. Subsidiary Guarantors hereby agree that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which Subsidiary Guarantors may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude the Administrative Agent or a Lender from filing any such action, suit, or proceeding in any other appropriate forum.

         13. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. Notice may be given as follows:

              To Subsidiary Guarantors:

                       c/o Developers Diversified Realty Corporation 3300 Enterprise Parkway
                       Beachwood, Ohio 44122

                       Attention: Joan U. Allgood, Esq.

                       Telephone: (216) 755-5656
                       Facsimile: (216) 755-1656

              With a copy to:

                       c/o Developers Diversified Realty Corporation 3300 Enterprise Parkway
                       Beachwood, Ohio 44122

                       Attention: Scott A. Wolstein

                       Telephone: (216) 755-5506
                       Facsimile: (216) 755-1506

              To Bank of America, N.A. as Administrative Agent and as a Lender:

                       _______________
                       _______________
                       Attention: ______________

                       Telephone: (___) _____________
                       Facsimile: (___) _____________

              With a copy to:

                       Sonnenschein Nath & Rosenthal
                       8000 Sears Tower
                       Chicago, Illinois  60606
                       Attention: Steven R. Davidson, Esq.

                       Telephone: (312) 876-8238
                       Facsimile: (312) 876-7934

              If to any other Lender, to its address set forth in the Credit Agreement.

         14. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Subsidiary Guarantors and shall inure to the benefit of the Administrative Agent and the Lenders' successors and assigns.

         15. This Guaranty shall be construed and enforced under the internal laws of the State of Illinois.

         16. SUBSIDIARY GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THEIR ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         17. From time to time, additional parties may execute a joinder substantially in the form of Exhibit A hereto, and thereby become a party to this Guaranty. From and after delivery of such joinder, the Subsidiary delivering such joinder shall be a Subsidiary Guarantor, and be bound by all of the terms and provisions of this Guaranty.

         IN WITNESS WHEREOF, Subsidiary Guarantors have delivered this Guaranty in the State of Illinois as of the date first written above.

                             ___________________________________________________

                             By:________________________________________________

                                      By:_______________________________________

                                      Its:______________________________________

                             ___________________________________________________

                             By:________________________________________________

                                      By:_______________________________________

                                      Its:______________________________________

                             ___________________________________________________

                             By:________________________________________________

                                      By:_______________________________________

                                      Its:______________________________________

                        EXHIBIT A TO SUBSIDIARY GUARANTY

                           FORM OF JOINDER TO GUARANTY

         THIS JOINDER is executed by __________, a __________ ("Subsidiary"), which hereby agrees as follows:

         1. All capitalized terms used herein and not defined in this Joinder shall have the meanings provided in that certain Subsidiary Guaranty (the "Guaranty") dated as of __________, 2003 executed for the benefit of Bank of America, N.A., as agent for itself and certain other lenders, with respect to a loan from the Lenders to Developers Diversified Realty Corporation ("Borrower").

         2. As required by the Credit Agreement described in the Guaranty, Subsidiary is executing this Joinder to become a party to the Guaranty.

         3. Each and every term, condition, representation, warranty, and other provision of the Guaranty, by this reference, is incorporated herein as if set forth herein in full and the undersigned agrees to fully and timely perform each and every obligation of a Subsidiary Guarantor under such Guaranty.

                            [INSERT SIGNATURE BLOCK]

                                    EXHIBIT G

            ENVIRONMENTAL INVESTIGATION SPECIFICATIONS AND PROCEDURES

         Phase I Environmental Site Assessments to be prepared in accordance with the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process (ASTM Designation E1527-94), a summary of which follows:

         This ASTM practice is generally considered the industry standard for conducting a Phase I Environmental Site Assessment (ESA). The purpose of this standard is to "define good commercial and customary practice in the Untied States of America for conducting an ESA of a parcel of commercial real estate with respect to the range of contaminants within the scope of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and petroleum products." The ASTM Phase I ESA is intended to permit a user to satisfy one of the requirements to qualify for the innocent landowner defense to CERCLA liability; that is, the practice that constitutes "all appropriate inquiry into the previous ownership and uses of the property consistent with good commercial or customary practices" as defined in 42 USC 9601(35)(B).

         The goal of the ASTM Phase I ESA is to identify "recognized environmental conditions." Recognized environmental conditions means the presence or likely presence of any hazardous substances or petroleum products on a property under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances or petroleum products into structures on the property or into the ground, groundwater, or surface water of the property. The term includes hazardous substances or petroleum products even under conditions in compliance with laws. The term is not intended to include de minimus conditions that generally would not be the subject of an enforcement action if brought to the attention of appropriate governmental agencies.

         The ASTM standard indicates that a Phase I ESA should consist of four main components: 1) Records Review; 2) Site Reconnaissance; 3) Interviews; and 4) Report. The purpose of the records review is to obtain and review records that will help identify recognized environmental conditions in connection with the property. The site reconnaissance involves physical observation of the property's exterior and interior, as well as an observation of adjoining properties. Interviews with previous and current owners and occupants, and local government officials provides insight into the presence or absence of recognized environmental conditions in connection with the property. The final component of the ESA, the report, contains the findings of the ESA and conclusions regarding the presence or absence of recognized environmental conditions in connection with the property. It includes documentation to support the analysis, opinions, and conclusions found in the report.

         While the use of this practice is intended to constitute appropriate inquiry for purposes of CERCLA's innocent landowner defense, it is not intended that its use be limited to that purpose. The ASTM standard is intended to be an approach to conducting an inquiry designed to identify recognized environmental conditions in connection with a property, and environmental site assessments.

                                      J2-1